                      AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of this 10th day of December, 2003, by and between SOUTHWEST GEORGIA BANK, a Georgia bank ("SGB"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation ("SGFC", and unless the context otherwise requires, the term "SGFC" shall include both SGFC and SGB), SYLVESTER BANKING COMPANY, a Georgia bank ("BANK"), and FIRST BANK HOLDING COMPANY, a Georgia corporation ("HOLDING COMPANY", and, unless the context otherwise requires, the term "HOLDING COMPANY" shall include Holding Company and Bank).

       WHEREAS, the respective boards of directors of the parties deem it advisable and in the best interests of each such entity and their respective shareholders that Holding Company merge with SGFC (the "HOLDING COMPANY MERGER"), with SGFC being the surviving corporation and with the issued and outstanding shares of common stock, $5.00 par value per share, of Holding Company ("HOLDING COMPANY STOCK") being converted into 220,440 shares of the authorized common stock, $1.00 par value per share, of SGFC ("SGFC STOCK") and $3,857,700 in cash, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as EXHIBIT A and incorporated herein by reference (the "MERGER AGREEMENT"); and

       WHEREAS, the respective boards of directors of the parties deem it advisable and in the best interests of each such entity and their respective shareholders that immediately following, and conditioned upon the consummation of, the Holding Company Merger, the Bank merge with SGB (the "BANK MERGER"), with SGB being the surviving bank and with the issued and outstanding shares of common stock, $5.00 par value per share, of Bank ("BANK STOCK") being converted into 19,560 shares of SGFC Stock and $342,300 in cash, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Bank Merger attached hereto as EXHIBIT B and incorporated herein by reference (the "BANK MERGER AGREEMENT"); and.

       WHEREAS, the boards of directors of the respective entities believe that the Holding Company Merger and Bank Merger and the synergies produced thereby will enhance and strengthen the franchises and future prospects of such entities;

       NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                     CLOSING
                                     -------

       The transactions contemplated herein shall be consummated (the "CLOSING") at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia, on the first business day following receipt of all approvals from any governmental authorities having jurisdiction over the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the "CLOSING DATE"), or at such other time and place as may be mutually satisfactory to the parties hereto.

                                   ARTICLE II
                                   ----------

                                     MERGER
                                     ------

       Pursuant to the terms and conditions provided herein, on the Closing Date Holding Company shall be merged with and into SGFC in accordance with and in the manner set forth in the Merger Agreement. Immediately thereafter and conditioned upon the consummation of the Merger, the Bank shall be merged with and into SGB in accordance with and in the manner set forth in the Bank Merger Agreement. The surviving corporation following the Merger will operate under the articles of incorporation of SGFC. Upon the terms and conditions of this Agreement and the Merger Agreement, SGFC shall make available on or before the Effective Date (as defined in the Merger Agreement) for delivery to the holders of Holding Company Stock and Bank Stock: (a) 240,000 shares of SGFC Stock to be issued upon conversion of the shares of Holding Company Stock and Bank Stock; and (b) sufficient funds to provide for cash payments, and payments in lieu of the issuance of fractional shares as provided in the Merger Agreement and Bank Merger Agreement, PROVIDED, HOWEVER, that unless and until a holder of Holding Company Stock or Bank Stock entitled to receive SGFC Stock pursuant to the Merger or Bank Merger shall have surrendered his Holding Company Stock or Bank Stock certificate(s) or unless otherwise required by law, the holder of such certificate(s) shall not have any right to receive payment of any dividends or other distributions on the shares of SGFC Stock or receive any notices sent by SGFC to its shareholders or to vote such shares. If any Holding Company Stock or Bank Stock certificate shall have been lost, stolen or destroyed, SGFC may, in its reasonable discretion and as a condition precedent to the issuance of any SGFC Stock or cash payment, require the owner of such lost, stolen or destroyed Holding Company Stock or Bank Stock certificate to provide a bond and an appropriate affidavit and indemnity agreement (reasonably satisfactory to SGFC) as indemnification against any claim that may be made against SGFC with respect to such Holding Company Stock or Bank Stock certificate.

                                   ARTICLE III
                                   -----------

                                OTHER AGREEMENTS
                                ----------------

       3.1 REGISTRATION OF SGFC STOCK. SGFC agrees to file with the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable a registration statement

(the "SGFC REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "1933 ACT"), on Form S-4 or some other appropriate form covering the issuance of the shares of SGFC Stock to the shareholders of Holding Company and the Bank, pursuant to this Agreement, the Merger Agreement and the Bank Merger Agreement and to use its best efforts to cause the SGFC Registration Statement to become effective and to remain effective through the Closing Date. SGFC agrees to take any action required to be taken under the applicable state securities laws in connection with the issuance of shares of SGFC Stock upon consummation of the Merger and the Bank Merger. Holding Company agrees to provide SGFC reasonable assistance as necessary in the preparation of the SGFC Registration Statement, including, without limitation, providing SGFC with all material facts regarding the operations, business, assets, liabilities and personnel of Holding Company, together with the audited financial statements of Holding Company, all as and to the extent required by the 1933 Act and the rules, regulations and practices of the SEC, for inclusion in the SGFC Registration Statement. The SGFC Registration Statement shall not cover resales of SGFC Stock by any of the shareholders of Holding Company or the Bank, and SGFC shall have no obligation to cause the SGFC Registration Statement to continue to be effective after the Closing or to prepare or file any post-effective amendments to the SGFC Registration Statement after the Closing.

       3.2 MEETING OF SHAREHOLDERS. Each of Holding Company and the Bank shall call a special meeting of its respective shareholders (the "SPECIAL MEETINGS") to be held not more than thirty (30) days after the SGFC Registration Statement becomes effective under the 1933 Act for the purpose of submitting the Merger Agreement and Bank Merger Agreement, respectively, to such shareholders for their approval. In connection with the Holding Company Special Meeting, Holding Company shall prepare and submit to its shareholders a notice of meeting, proxy statement and proxy (the "PROXY MATERIALS"), which shall include the final prospectus from the SGFC Registration Statement in the form filed with the SEC.

       3.3 ABSENCE OF BROKERS. Each party hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other and hold and save it harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party.

       3.4 ACCESS TO PROPERTIES, BOOKS, ETC. Each party hereto shall allow the other party and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of such party and its subsidiaries and shall furnish the other party and its authorized representatives such information concerning its affairs and the affairs of its subsidiaries as the other party may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall cause its and its subsidiaries' personnel, employees and other representatives to assist the other party in making any such investigation. During such investigation, the investigating party and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise the other party of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder.

       3.5 CONFIDENTIALITY. Prior to consummation of the Merger, the parties to this Agreement will provide one another with information which may be deemed by the party providing the information to be confidential. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement or such party's affiliates, except that the obligations contained in this SECTION 3.5 shall not in any way restrict the rights of any party or person to use information that: (a) was known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Agreement; (c) is provided by one party for disclosure concerning such party in the SGFC Registration Statement; or (d) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Agreement. The provisions of this SECTION 3.5 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this SECTION 3.5, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this SECTION 3.5.

       3.6 FULL COOPERATION. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

       3.7 EXPENSES. All of the expenses incurred by SGFC in connection with the authorization, preparation, execution and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing the SGFC Registration Statement and all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by SGFC. All expenses incurred by Holding Company and the Bank in connection with the authorization, preparation, execution and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants for Holding Company and the Bank and the cost of reproducing and mailing the Proxy Materials, shall be paid by Holding Company.

       3.8 PRESERVATION OF GOODWILL. Each party hereto shall use its best efforts to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

       3.9 APPROVALS AND CONSENTS. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

       3.10 AGREEMENT BY EXECUTIVE OFFICERS AND DIRECTORS. Contemporaneously with the execution of this Agreement, each director, executive officer and five percent (5%) shareholder of Holding Company and the Bank will execute and deliver to SGFC an agreement, the form of which is attached hereto as EXHIBIT C, pursuant to which each of them agrees: (a) to recommend to Holding Company shareholders approval of the Merger, as applicable, (b) to vote the capital stock of Holding Company or Bank owned or controlled by them in favor of the Merger or Bank Merger, as applicable, and (c) to transfer or assign shares of SGFC Stock received by them in connection with the Merger and Bank Merger, respectively, only in compliance with the 1933 Act, applicable state securities laws and the rules and regulations promulgated under either.

       3.11 PRESS RELEASES. Prior to the Effective Date, Holding Company and SGFC shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; PROVIDED, HOWEVER, that nothing in this
SECTION 3.11 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

       3.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Date, SGFC shall provide generally to officers and employees of Holding Company who continue employment with SGFC employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by SGFC to its other similarly situated officers and employees. For purposes of eligibility to participate in connection with the provision of any such employee benefits and purposes of vesting, prior year of service with Holding Company prior to the Effective Date shall be counted. However, prior years of service with Holding Company shall not be counted towards accruing benefits. SGFC shall also honor in accordance with their terms all employment, severance, consulting, option and other contracts of a compensatory nature to the extent disclosed in the Holding Company Disclosure Memorandum between Holding Company and any current or former director, officer or employee thereof and no other contracts of the types described that are not so disclosed shall be deemed to be assumed by SGFC by reason of this SECTION 3.12. If, during the calendar year in which falls the Effective Date, SGFC shall terminate any "GROUP HEALTH PLAN", within the meaning of Section 4980B(g)(2) of the Internal Revenue Code of 1986, as amended ("CODE"), in which one or more Holding Company employees participated immediately prior to the Effective Date (a "PLAN"), SGFC shall cause any successor group health plan to waive any underwriting requirements; to give credit for any such Holding Company employee's participation in the Holding Company Plan prior to the Effective Date for purposes of applying any pre-existing condition limitations set forth therein; and to give credit for covered expenses paid by any such Holding Company employee under a Holding Company Plan prior to the Effective Date towards satisfaction of any annual deductible limitation and out-of pocket maximum applied under such successor group health plan. SGFC also shall be considered a successor employer for and shall provide to "QUALIFIED BENEFICIARIES", determined immediately prior to the Effective Date, under any Holding Company Plan appropriate "CONTINUATION COVERAGE" (as those terms are defined in Section 4980B of the Code) following the Effective Date under either the Holding Company Plan or any successor group health plan maintained by SGFC.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                               OF HOLDING COMPANY
                               ------------------

       As an inducement to SGFC to enter into this Agreement and to consummate the transactions contemplated hereby, Holding Company represents, warrants, covenants and agrees as follows:

       4.1 HOLDING COMPANY DISCLOSURE MEMORANDUM. Holding Company has delivered to SGFC a memorandum (the "HOLDING COMPANY DISCLOSURE MEMORANDUM") containing certain information regarding Holding Company as indicated at various places in this Agreement. All information set forth in the Holding Company Disclosure Memorandum or in documents incorporated by reference in the Holding Company Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Holding Company under this ARTICLE IV. The information contained in the Holding Company Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this ARTICLE IV and the covenants in ARTICLE V to the extent applicable. All information in each of the documents and other writings furnished to SGFC pursuant to this Agreement or the Holding Company Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Holding Company shall promptly provide SGFC with written notification of any event, occurrence or other information necessary to maintain the Holding Company Disclosure Memorandum and all other documents and writings furnished to SGFC pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

       4.2    CORPORATE AND FINANCIAL.

       4.2.1 AUTHORITY. Subject to the required regulatory approvals, as stated in SECTION 4.6.2, and the approval of Holding Company shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (a) violate any provision of federal or state law applicable to Holding Company, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Holding Company; (b) violate any provision of the articles of incorporation or bylaws of Holding Company or the Bank; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Holding Company is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Holding Company; or (d) constitute a violation of any order, judgment or decree to which Holding Company is a party, or by which Holding Company or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of SGFC, this Agreement constitutes the valid and binding obligation of Holding Company, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

       4.2.2 CORPORATE STATUS. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries other than the Bank. The Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia and had no direct or indirect subsidiaries. Holding Company and the Bank have all of the requisite corporate power and authority and are entitled to own or lease their respective properties and assets and to carry on their respective businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

       4.2.3 CAPITAL STRUCTURE. (a) Holding Company has authorized capital stock consisting solely of 500,000 shares of common stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding as of the date hereof, exclusive of 12,068 shares held as treasury stock. The Bank has authorized capital stock consisting solely of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Holding Company Stock and Bank Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Holding Company Stock or Bank Stock previously issued. None of the shares of Holding Company Stock or Bank Stock has been issued in violation of any preemptive or other rights of its respective shareholders. All of the issued and outstanding shares of Bank Stock are owned by Holding Company except for the 9,777 shares held of record by the shareholders listed on EXHIBIT D, each in the amount listed by his, her or its name. Holding Company owns 91.8525% of Bank Stock.

       (b) Neither Holding Company nor the Bank has outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Holding Company or the Bank, respectively, or any other securities or debt, of Holding Company or the Bank, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Holding Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

       (c) There is no agreement, arrangement or understanding to which Holding Company is a party restricting or otherwise relating to the transfer of capital stock of Holding Company or the Bank.

       (d) All shares of common stock or other capital stock, or any other securities or debt, of Holding Company or the Bank, which have been purchased or redeemed by Holding Company or the Bank have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Holding Company or the Bank.

       4.2.4 CORPORATE RECORDS. The stock records and minute books of Holding Company and the Bank, whether heretofore or hereafter furnished or made available to SGFC by Holding Company: (a) fully and accurately reflect all issuances, transfers and redemptions of common stock; (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Holding Company and the Bank, respectively; (c) correctly show all corporate action taken by the directors and shareholders of Holding Company and the Bank, respectively (including actions taken by consent without a meeting); and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

       4.2.5 TAX RETURNS; TAXES. (a) Holding Company has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of Holding Company (the "HOLDING COMPANY MANAGEMENT"), such returns or reports are, and when filed will be, true, complete and correct, and Holding Company has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the Holding Company Management, all federal, state and local taxes and other governmental charges paid or payable by Holding Company have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of the Holding Company Management, adequate reserves for the payment of taxes have been established on the books of Holding Company for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Holding Company shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Holding Company has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the Holding Company Management, there is no threatened claim against Holding

Company, or to the knowledge of the Holding Company Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 2003 Holding Company Financial Statements described in SECTION 4.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Holding Company for the extension of time for the assessment of any taxes. The federal income tax returns of Holding Company have not been examined by the Internal Revenue Service for any period since December 31, 1997 and no tax return is currently the subject of an audit.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, to the knowledge of the Holding Company Management, proper and accurate amounts have been withheld by Holding Company from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Holding Company for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

       4.2.6 FINANCIAL STATEMENTS. Holding Company has delivered to SGFC true, correct and complete copies of: (a) the audited financial statements of Holding Company for the years ended December 31, 2002, 2001 and 2000; and (b) unaudited financial statements of Holding Company for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, including a balance sheet, statement of income and related notes (the unaudited financial statements for the period ended September 30, 2003 being referred to as the "2003 HOLDING COMPANY FINANCIAL STATEMENTS"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Holding Company as of the dates indicated therein and the results of its operations for the respective periods then ended.

       4.2.7 REGULATORY REPORTS. Holding Company has made available to SGFC for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by Bank with the Federal Deposit Insurance Corporation (the "FDIC") for each of the three (3) years ended December 31, 2002, 2001 and 2000, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking and Finance of the State of Georgia (the "DEPARTMENT OF BANKING"), and other applicable regulatory agencies, and the Form F.R. Y-6 filed by Holding Company with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") for each of the three (3) years ended December 31, 2002, 2001 and 2000 (collectively, the "REGULATORY REPORTS"). All of the Regulatory Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

       4.2.8 ACCOUNTS. The Holding Company Disclosure Memorandum contains a list of each and every bank and other institution in which Holding Company maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

       4.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the Holding Company Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Holding Company or due to it shown in the 2003 Holding Company Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to SGFC for examination prior to the Closing Date. All such notes and obligations were entered into by Holding Company in the ordinary course of its business and in compliance with all applicable laws and regulations.

       (b) Holding Company has established a loss reserve in the 2003 Holding Company Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Holding Company to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the Holding Company Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by Holding Company, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 2003 Holding Company Financial Statements, established on or before such date in good faith by Holding Company, in accordance with generally accepted accounting principles.

       4.2.10 LIABILITIES. Holding Company has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of Holding Company, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to: (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes; (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety; (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Holding Company or any other entity covering employees of Holding Company; or (d) environmental liabilities, except (i) those reflected in the 2003 Holding Company Financial Statements, and (ii) as disclosed in the Holding Company Disclosure Memorandum.

       4.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the Holding Company Disclosure Memorandum, since December 31, 2002:

       (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Holding Company, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the Holding Company Management believes may have, a material adverse effect on such businesses or properties;

       (b) there has been no material damage, destruction or loss to the assets, properties or business of Holding Company, whether or not covered by insurance, which has had, or which the Holding Company Management believes may have, an adverse effect thereon;

       (c) the business of Holding Company has been operated in the ordinary course, and not otherwise;

       (d) the properties and assets of Holding Company used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

       (e) the books, accounts and records of Holding Company have been maintained in the usual, regular and ordinary manner;

       (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Holding Company;

       (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Holding Company to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Holding Company earning less than $25,000 per annum ("GENERAL INCREASE" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

       (h) there has been no change in the articles of incorporation or bylaws of Holding Company;

       (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Holding Company, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Holding Company, or affecting its operations;

       (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Holding Company of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

       (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Holding Company or assumed by it with respect to any asset or assets;

       (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Holding Company which would be required to be reflected on a balance sheet of Holding Company prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

       (m) no obligation or liability of Holding Company has been discharged or satisfied, other than in the ordinary course of business;

       (n) there have been no sales, transfers or other dispositions of any asset or assets of Holding Company, other than sales in the ordinary course of business; and

       (o) there has been no amendment, termination or waiver of any right of Holding Company under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

       4.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the Holding Company Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Holding Company, threatened against, by or affecting Holding Company, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Holding Company or relating to the business or affairs of Holding Company, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Holding Company have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

       4.2.13 PROXY MATERIALS. Neither the Holding Company Proxy Materials nor other materials furnished by Holding Company to the Holding Company shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to such shareholders and through the acquisition of shares of Holding Company Stock and Bank Stock by SGFC, contain with respect to Holding Company or Bank any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading.

       4.3    BUSINESS OPERATIONS.

       4.3.1 CUSTOMERS. There are no presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Holding Company's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Holding Company Disclosure Memorandum.

       4.3.2 PERMITS; COMPLIANCE WITH LAW. (a) Holding Company has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Holding Company to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Holding Company, threatened.

       (b) Holding Company has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Holding Company. The Holding Company Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of Holding Company which occurred since December 31, 1998, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if Holding Company had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance, rule or order has occurred which could impair the right or ability of Holding Company to conduct its business.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Holding Company to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Holding Company, threatened.

       4.3.3 ENVIRONMENTAL. (a) Except as set forth in the Holding Company Disclosure Memorandum, Holding Company:

              (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any Hazardous Materials (as defined below), on, in, under or from any properties or facilities currently owned or leased by Holding Company or adjacent to any properties so owned or leased; and

              (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by Holding Company.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, neither Holding Company nor any of its officers, directors, employees or agents, in the course of such individual's employment by Holding Company, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of Hazardous Materials, nor to Holding Company's knowledge has Holding Company foreclosed on any property on which there is a threatened release of any Hazardous Materials, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) Hazardous Materials are or were located.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, neither Holding Company, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or Hazardous Materials, on, in, under, or around property on which Holding Company holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

       (d) The term "HAZARDOUS MATERIAL" means any substance whose nature, use, manufacture, or effect render it subject to federal, state or local regulation governing that material's investigation, remediation or removal as a threat or potential threat to human health or the environment and includes, without limitation, any substance within the meaning of "HAZARDOUS SUBSTANCES" under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, "HAZARDOUS WASTES" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6921, any petroleum product, including any fraction of petroleum, or any asbestos containing materials. However, the term "HAZARDOUS MATERIAL" shall not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

       4.3.4 INSURANCE. The Holding Company Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Holding Company or, through Holding Company, for any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Holding Company Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Holding Company and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Holding Company will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Holding Company has heretofore made, or will hereafter make, available to SGFC a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1999 with respect to the business and affairs of Holding Company.

       4.4    PROPERTIES AND ASSETS.

       4.4.1 CONTRACTS AND COMMITMENTS. The Holding Company Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Holding Company is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than one (1) year. Each such contract, agreement, guaranty and commitment of Holding Company is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Holding Company has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to SGFC for examination.

       4.4.2 LICENSES; INTELLECTUAL PROPERTY. Holding Company has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Holding Company Disclosure Memorandum, Holding Company is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Holding Company or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Holding Company, are listed in the Holding Company Disclosure Memorandum. Holding Company has complied with all applicable laws relating to the filing or registration of "FICTITIOUS NAMES" or trade names.

       4.4.3 PERSONAL PROPERTY. Holding Company has good and marketable title to all of its personalty, tangible and intangible, reflected in the 2003 Holding Company Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except: (a) those referred to in the notes to the 2003 Holding Company Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Holding Company, is claimed to exist); (b) those described in the Holding Company Disclosure Memorandum; and (c) liens for taxes not due and payable.

       4.4.4 HOLDING COMPANY LEASES. (a) All leases (the "HOLDING COMPANY LEASES") pursuant to which Holding Company is lessor or lessee of any real or personal property are valid and enforceable in accordance with their terms; there is not under any of the Holding Company Leases any default or, to the knowledge of Holding Company, any claimed default by Holding Company, or event of default or event which with notice or lapse of time, or both, would constitute a default by Holding Company and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

       (b) The copies of the Holding Company Leases heretofore or hereafter furnished or made available by Holding Company to SGFC are true, correct and complete, and the Holding Company Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to SGFC, and are in full force and effect in accordance with their terms.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Holding Company to enter into new leases of real property or to renew or amend existing Holding Company Leases prior to the Closing Date.

       4.4.5 REAL PROPERTY. (a) Holding Company does not own any interest in any real property (other than as lessee) except as set forth in the Holding Company Disclosure Memorandum (such properties being referred to herein as "HOLDING COMPANY REALTY"). Except as disclosed in the Holding Company Disclosure Memorandum, Holding Company has good title to the Holding Company Realty and the titles to the Holding Company Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to SGFC with the Holding Company Disclosure Memorandum. Holding Company has not encumbered the Holding Company Realty since the effective dates of the respective title insurance policies.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, the interests of Holding Company in the Holding Company Realty and in and under each of the Holding Company Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Holding Company, threatened action at law or in equity.

       (c) The present and past use and operations of, and improvements upon, the Holding Company Realty and all real properties leased by Holding Company (the "HOLDING COMPANY LEASED REAL PROPERTY") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Holding Company there are no proposed changes therein that would affect the Holding Company Realty, the Holding Company Leased Real Property or their uses.

       (d) Except as set forth in the Holding Company Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Holding Company with respect to any Lease pursuant to which it is lessor or lessee.

       (e) Holding Company is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Holding Company Realty or the Holding Company Leased Real Property which may adversely affect the Holding Company Realty or the Holding Company Leased Real Property or the current or currently contemplated use thereof.

       (f) The buildings and structures owned, leased or used by Holding Company are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Holding Company.

       4.5    EMPLOYEES AND BENEFITS.

       4.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the Holding Company Disclosure Memorandum, no director, officer, or employee of Holding Company serves, or in the past five (5) years has served, as a director or officer of any other corporation on behalf of or as a designee of Holding Company.

       4.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the Holding Company Disclosure Memorandum, Holding Company does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

       (b) The Holding Company Disclosure Memorandum lists separately any bonus, savings, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, including employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Holding Company contributes or is required to contribute and all other practices, commitments arrangements and agreements pursuant to which Holding Company provides directly or indirectly any benefits for employees (collectively, "HOLDING COMPANY BENEFIT PLANS").

       (c) True, correct and complete copies of all Holding Company Benefit Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three (3) years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by SGFC or its counsel have been, or prior to the Closing Date will be made available to SGFC.

       (d) Holding Company (and any entities that are or were at anytime affiliates of the Holding Company) is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. Holding Company does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Each Holding Company Benefit Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code. This Holding Company Disclosure Memorandum list the name of each Holding Company Employee who has experienced a "QUALIFYING EVENT" (as defined in the Consolidated Omnibus Reconciliation Act ("COBRA")) with respect to an Holding Company Benefit Plan who is eligible for Continuation Coverage (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. The Holding Company Disclosure Memorandum also lists the name of each Holding Company employee who is on a leave of absence (whether or not pursuant to the U.S. Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Holding Company Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

       (f) Each Holding Company Benefit Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Code, and the regulations issued under ERISA and the Code. All required reports and filings with respect to each Holding Company Benefit Plan have been properly and timely filed with the appropriate Governmental Authority and distributed to participants as required. Of the Holding Company Benefit Plans, the "EMPLOYEE PENSION BENEFIT PLANS" within the meaning of Section 3(2) of ERISA (collectively, the "HOLDING COMPANY EMPLOYEE PENSION BENEFIT PLANS") are separately identified on the Holding Company Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the Holding Company Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

       (g) With respect to each Holding Company Benefit Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Holding Company, threatened involving such Holding Company Benefit Plan or any of its fiduciaries. To the Holding Company's knowledge, the Holding company Benefit Plans are not under audit or investigation by any Governmental Authority and no such complete audit or investigation, if any, has resulted in the imposition of any Tax, interest or penalty.

       (h) With respect to each Holding Company Benefit Plan, neither Holding Company nor any of its directors, officers, employees or agents, nor to Holding Company's knowledge, any "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the Holding Company Benefit Plan which would constitute a breach of fiduciary duty under ERISA or a "PROHIBITED TRANSACTION" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

       (i) As of the Closing Date, with respect to each Holding Company Benefit Plan, Holding Company will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Holding Company Benefit Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of Holding Company representing a projection of claims expected to be incurred under such Holding Company Benefit Plan.

       (j) Except as disclosed on the Holding Company Disclosure Memorandum, Holding Company does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Holding Company beyond their retirement or other termination of service with Holding Company other than: (i) coverage mandated by applicable law; (ii) benefits under the Holding Company Holding Company Employee Pension Benefit Plans; or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

       (k) No amount payable under any Holding Company Benefit Plan will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

       (l) Neither this Agreement nor any transaction contemplated hereby will: (a) entitle any current or former employee, officer or director of Holding Company to severance pay, unemployment compensation or any similar or other payment; or (b) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

       4.5.3 LABOR-RELATED MATTERS. Except as described in the Holding Company Disclosure Memorandum, Holding Company is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Holding Company. Holding Company has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Holding Company has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Holding Company, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Holding Company with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Holding Company as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

       4.5.4 RELATED PARTY TRANSACTIONS. Except for: (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Holding Company with other persons who are not affiliated with Holding Company, and which do not involve more than the normal risk of repayment or present other unfavorable features; (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Holding Company at the time such deposits were entered into; and (c) transactions specifically described in the Holding Company Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1998 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Holding Company).

       4.6    OTHER MATTERS.

       4.6.1 REGULATORY REPORTS. Holding Company will make available to SGFC for review and inspection all applications, reports or other documents filed by it for each of its past three (3) full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

       4.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve, FDIC and the Department of Banking, or as set forth in the Holding Company Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holding Company, or any of Holding Company's assets.

       4.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to SECTION 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein:

              (i) constitutes a breach of or default under any contract or commitment to which Holding Company is a party or by which Holding Company or its properties or assets are bound,

              (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Holding Company, or

              (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Holding Company.

       (b) Holding Company is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Holding Company is a party or by which it or any of its property is bound.

       4.6.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this ARTICLE IV or in any written statement delivered by or at the direction of Holding Company pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to SGFC in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                                    ARTICLE V
                                    ---------

                               CONDUCT OF BUSINESS
                       OF HOLDING COMPANY PENDING CLOSING
                       ----------------------------------

       Except as expressly otherwise provided herein, Holding Company covenants and agrees that, without the prior written consent of SGFC, between the date hereof and the Closing Date:

       5.1 CONDUCT OF BUSINESS. Holding Company will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks, including the Federal Home Loan Bank of Atlanta, in the ordinary course of business).

       5.2 MAINTENANCE OF PROPERTIES. Holding Company will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

       5.3 INSURANCE. Holding Company will maintain and keep in full force and effect all of the insurance referred to in SECTION 4.3.4 hereof or other insurance equivalent thereto in all material respects.

       5.4 CAPITAL STRUCTURE. No change will be made in the authorized or issued capital stock or other securities of Holding Company, and Holding Company will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Holding Company.

       5.5 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the Holding Company Stock or Bank Stock except: (a) Holding Company's regular quarterly dividend of $0.50 per share, (b) dividends of the Bank to Holding Company for it to pay the dividends described in (a), and
(c) prior to Closing, a one-time dividend to Holding Company shareholders of any cash then held by Holding Company. Neither Holding Company nor the Bank will, directly or indirectly, redeem, purchase or otherwise acquire any of their respective capital stock.

       5.6 AMENDMENT OF ARTICLES; CORPORATE EXISTENCE. Holding Company and the Bank will not amend its respective articles of incorporation or bylaws, and Holding Company and the Bank will maintain its respective corporate existence and powers.

       5.7 NO ACQUISITIONS. Holding Company shall not, without the express written consent of SGFC, acquire by merger or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, bank, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

       5.8 NO DISPOSITIONS. Holding Company will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any Holding Company Real Property (except for sales in the ordinary course of business) and Holding Company will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

       5.9 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in SECTION 4.2.8 hereof.

       5.10 CONTRACTS. Holding Company will not enter into or renew any contract of the kind described in SECTION 4.4.1 hereof without the written consent of SGFC.

       5.11 BOOKS AND RECORDS. The books and records of Holding Company will be maintained in the usual, regular and ordinary course.

       5.12 ADVICE OF CHANGES. Holding Company shall promptly advise SGFC orally and in writing of any change or event having, or which the Holding Company Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Holding Company.

       5.13 REPORTS. Holding Company shall file all reports required to be filed with any regulatory or governmental agencies between the date of this Agreement and the Closing Date and shall deliver to SGFC copies of all such reports promptly after the same are filed.

       5.14 NO SEVERANCE OR TERMINATION PAYMENTS. Holding Company shall not grant any severance or termination pay to any director, officer or other employee, or adopt any new severance plan.

                                   ARTICLE VI
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF SGFC
                     --------------------------------------

       As an inducement to Holding Company to enter into this Agreement and to consummate the transactions contemplated hereby, SGFC represents, warrants, covenants and agrees as follows:

       6.1 SGFC DISCLOSURE MEMORANDUM. SGFC has delivered to Holding Company a memorandum (the "SGFC DISCLOSURE MEMORANDUM") containing certain information regarding SGFC as indicated at various places in this Agreement. All information set forth in the SGFC Disclosure Memorandum or in documents incorporated by reference in the SGFC Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of SGFC under this ARTICLE VI. The information contained in the SGFC Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this ARTICLE VI and the covenants in ARTICLE VII to the extent applicable. All information in each of the documents and other writings furnished to Holding Company pursuant to this Agreement or the SGFC Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. SGFC shall promptly provide Holding Company with written notification of any event, occurrence or other information necessary to maintain the SGFC Disclosure Memorandum and all other documents and writings furnished to Holding Company pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

       6.2    CORPORATE AND FINANCIAL.

       6.2.1 AUTHORITY. Subject to the required regulatory approvals, as stated in SECTION 4.6.2, and the approval of Holding Company Shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (a) violate any provision of federal or state law applicable to SGFC, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of SGFC; (b) violate any provision of the articles of incorporation or bylaws of SGFC; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which SGFC is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of SGFC; or (d) constitute a violation of any order, judgment or decree to which SGFC is a party, or by which SGFC or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Holding Company, this Agreement constitutes the valid and binding obligation of SGFC, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

       6.2.2 CORPORATE STATUS. SGFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries, other than SGB, Empire Financial Services, Inc., a Georgia company ("EMPIRE FINANCIAL"), and Empire Real Estate Management, Inc., a Georgia company ("EMPIRE REAL ESTATE"). SGB is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries other than Empire Financial and Empire Real Estate. SGFC and SGB have all requisite corporate power and authority and are entitled to own or lease their properties and assets and to carry on their respective businesses in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

       6.2.3 CAPITAL STRUCTURE. (a) SGFC has an authorized capital stock consisting solely of 5,000,000 shares of common stock, $1.00 par value per share, of which 2,540,175 shares are issued and outstanding as of the date hereof, exclusive of 762,575 shares held as treasury stock. All of the issued and outstanding shares of SGFC Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal or state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of SGFC Stock previously issued. None of the shares of SGFC has been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of the SGB Stock are owned by SGFC.

       (b) Except as set forth in the SGFC Disclosure Memorandum, SGFC does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of SGFC, or any other securities or debt, of SGFC, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. SGFC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

       (c) There is no agreement, arrangement or understanding to which SGFC is a party restricting or otherwise relating to the transfer of capital stock of SGFC.

       (d) All shares of common stock or other capital stock, or any other securities or debt, of SGFC, which have been purchased or redeemed by SGFC have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of SGFC.

       6.2.4 CORPORATE RECORDS. The stock records and minute books of SGFC, whether heretofore or hereafter furnished or made available to Holding Company by SGFC: (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock; (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of SGFC; (c) correctly show all corporate action taken by the directors and shareholders of SGFC (including actions taken by consent without a meeting); and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

       6.2.5 TAX RETURNS; TAXES. (a) SGFC has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of SGFC (the "SGFC MANAGEMENT"), such returns or reports are, and when filed will be, true, complete and correct, and SGFC has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the SGFC Management, all federal, state and local taxes and other governmental charges paid or payable by SGFC have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of the SGFC Management, adequate reserves for the payment of taxes have been established on the books of SGFC for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, SGFC shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. SGFC has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the SGFC Management, there is no threatened claim against SGFC, or to the knowledge of the SGFC Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 2003 SGFC Financial Statements described in SECTION 6.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by SGFC for the extension of time for the assessment of any taxes. The federal income tax returns of SGFC have not been examined by the Internal Revenue Service for any period since December 31, 1997 and no tax return is currently the subject of an audit.

       (b) Except as set forth in the SGFC Disclosure Memorandum, to the knowledge of the SGFC Management, proper and accurate amounts have been withheld by SGFC from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by SGFC for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

       6.2.6 FINANCIAL STATEMENTS. SGFC has delivered to Holding Company true, correct and complete copies of: (a) the audited financial statements of SGFC for the years ended December 31, 2002, 2001 and 2000; and (b) unaudited financial statements of SGFC for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, including a balance sheet, statement of income and related notes (the unaudited financial statements for the period ended September 30, 2003 being referred to as the "2003 SGFC FINANCIAL STATEMENTS"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of SGFC as of the dates indicated therein and the results of its operations for the respective periods then ended.

       6.2.7 REGULATORY REPORTS. SGFC has made available to Holding Company for review and inspection all SGFC and SGB Regulatory Reports. All of the SGFC Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

       6.2.8 ACCOUNTS. The SGFC Disclosure Memorandum contains a list of each and every bank and other institution in which SGFC maintains an account or safety deposit box.

       6.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the SGFC Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by SGFC or due to it shown in the 2003 SGFC Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Holding Company for examination prior to the Closing Date. All such notes and obligations were entered into by SGFC in the ordinary course of its business and in compliance with all applicable laws and regulations.

       (b) SGFC has established a loss reserve in the 2003 SGFC Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of SGFC to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the SGFC Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by SGFC, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 2003 SGFC Financial Statements, established on or before such date in good faith by SGFC, in accordance with generally accepted accounting principles.

       6.2.10 LIABILITIES. SGFC has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of SGFC, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by SGFC or any other entity covering employees of SGFC, or (d) environmental liabilities, except (i) those reflected in the 2003 SGFC Financial Statements, and (ii) as disclosed in the SGFC Disclosure Memorandum.

       6.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the SGFC Disclosure Memorandum, since December 31, 2002:

       (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of SGFC, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the SGFC Management believes may have, a material adverse effect on such businesses or properties;

       (b) there has been no material damage, destruction or loss to the assets, properties or business of SGFC, whether or not covered by insurance, which has had, or which the SGFC Management believes may have, an adverse effect thereon;

       (c) the business of SGFC has been operated in the ordinary course, and not otherwise;

       (d) the properties and assets of SGFC used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

       (e) the books, accounts and records of SGFC have been maintained in the usual, regular and ordinary manner;

       (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of SGFC other than its regular quarterly dividend of $0.13 per share;

       (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by SGFC to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of SGFC earning less than $25,000 per annum ("GENERAL INCREASE" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee; (h) there has been no change in the articles of incorporation or bylaws of SGFC;

       (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of SGFC, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving SGFC, or affecting its operations;

       (j) there has been no issuance, sale, repurchase, acquisition, or redemption by SGFC of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of holders of any outstanding capital stock, bonds, notes, debt or other securities thereof except for purchases from time to time under its Dividend Reinvestment and Share Purchase Plan, as amended and restated;

       (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of SGFC or assumed by it with respect to any asset or assets;

       (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by SGFC which would be required to be reflected on a balance sheet of SGFC prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

       (m) no obligation or liability of SGFC has been discharged or satisfied, other than in the ordinary course of business;

       (n) there have been no sales, transfers or other dispositions of any asset or assets of SGFC, other than sales in the ordinary course of business; and

       (o) there has been no amendment, termination or waiver of any right of SGFC under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

       6.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the SGFC Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of SGFC, threatened against, by or affecting SGFC, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of SGFC or relating to the business or affairs of SGFC, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does SGFC have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

       6.3    BUSINESS OPERATIONS.

       6.3.1 CUSTOMERS. There are no presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in SGFC's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the SGFC Disclosure Memorandum.

       6.3.2 PERMITS; COMPLIANCE WITH LAW. (a) SGFC has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for SGFC to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of SGFC, threatened.

       (b) SGFC has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on SGFC. The SGFC Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of SGFC which occurred since December 31, 1998, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if SGFC had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance, or rule or order has occurred which could impair the right or ability of SGFC to conduct its business.

       (c) Except as set forth in the SGFC Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of SGFC to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of SGFC, threatened.

       6.3.3 ENVIRONMENTAL. (a) Except as set forth in the SGFC Disclosure Memorandum, SGFC:

              (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by SGFC or adjacent to any properties so owned or leased; and

              (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by SGFC.

       (b) Except as set forth in the SGFC Disclosure Memorandum, neither SGFC nor any of its officers, directors, employees or agents, in the course of such individual's employment by SGFC, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or Hazardous Materials, nor to SGFC's knowledge has SGFC foreclosed on any property on which there is a threatened release of any Hazardous Materials, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) Hazardous Materials, are or were located.

       (c) Except as set forth in the SGFC Disclosure Memorandum, neither SGFC, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or Hazardous Materials, on, in, under, or around property on which SGFC holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

       6.3.4 INSURANCE. The SGFC Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, SGFC or, through SGFC, any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the SGFC Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of SGFC and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. SGFC will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. SGFC has heretofore made, or will hereafter make, available to Holding Company a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1999 with respect to the business and affairs of SGFC.

       6.4    PROPERTIES AND ASSETS.

       6.4.1 CONTRACTS AND COMMITMENTS. The SGFC Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which SGFC is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than one (1) year. Each such contract, agreement, guaranty and commitment of SGFC is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. SGFC has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Holding Company for examination.

       6.4.2 LICENSES; INTELLECTUAL PROPERTY. SGFC has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the SGFC Disclosure Memorandum, SGFC is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by SGFC or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by SGFC, are listed in the SGFC Disclosure Memorandum. SGFC has complied with all applicable laws relating to the filing or registration of "FICTITIOUS NAMES" or trade names.

       6.4.3 PERSONAL PROPERTY. SGFC has good and marketable title to all of its personalty, tangible and intangible, reflected in the 2003 SGFC Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except: (a) those referred to in the notes to the 2003 SGFC Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of SGFC, is claimed to exist); (b) those described in the SGFC Disclosure Memorandum and; (c) liens for taxes not due and payable.

       6.4.4 SGFC LEASES. (a) All leases (the "SGFC LEASES") pursuant to which SGFC is lessor or lessee of any real or personal property are valid and enforceable in accordance with their terms; there is not under any SGFC Leases any default or, to the knowledge of SGFC, any claimed default by SGFC, or event of default or event which with notice or lapse of time, or both, would constitute a default by SGFC and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

       (b) The copies of the SGFC Leases heretofore or hereafter furnished or made available by SGFC to Holding Company are true, correct and complete, and the SGFC Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Holding Company, and are in full force and effect in accordance with their terms.

       (c) Except as set forth in the SGFC Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for SGFC to enter into new leases of real property or to renew or amend existing SGFC Leases prior to the Closing Date.

       6.4.5 REAL PROPERTY. (a) SGFC does not own any interest in any real property (other than as lessee) except as set forth in the SGFC Disclosure Memorandum (such properties being referred to herein as "SGFC Realty"). Except as disclosed in the SGFC Disclosure Memorandum, SGFC has good title to the SGFC Realty and the titles to the SGFC Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Holding Company with the SGFC Disclosure Memorandum. SGFC has not encumbered the SGFC Realty since the effective dates of the respective title insurance policies.

       (b) Except as set forth in the SGFC Disclosure Memorandum, the interests of SGFC in the SGFC Realty and in and under each of the SGFC Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of SGFC, threatened action at law or in equity.

       (c) The present and past use and operations of, and improvements upon, the SGFC Realty and all real properties leased by SGFC (the "SGFC LEASED REAL PROPERTIES") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of SGFC there are no proposed changes therein that would affect the SGFC Realty, the SGFC Leased Real Properties or their uses.

       (d) Except as set forth in the SGFC Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, SGFC with respect to any SGFC Lease pursuant to which it is lessor or lessee.

       (e) SGFC is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the SGFC Realty or the SGFC Leased Real Properties which may adversely affect the SGFC Realty or the SGFC Leased Real Properties or the current or currently contemplated use thereof.

       (f) The buildings and structures owned, leased or used by SGFC are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of SGFC.

       6.5    EMPLOYEES AND BENEFITS.

       6.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the SGFC Disclosure Memorandum, no director, officer, or employee of SGFC serves, or in the past five (5) years has served, as a director or officer of any other corporation on behalf of or as a designee of SGFC.

       6.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the SGFC Disclosure Memorandum, SGFC does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

       (b) The SGFC Disclosure Memorandum lists separately any bonus, savings, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, including employee benefit plan within the meaning of Section 3(3) ERISA, to which SGFC contributes or is required to contribute and all other practices, commitments arrangements and agreements pursuant to which SGFC provides directly or indirectly any benefits for employees (collectively, "SGFC BENEFIT PLANS").

       (c) True, correct and complete copies of all SGFC Benefit Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three (3) years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by SGFC or its counsel have been, or prior to the Closing Date has been made available to SGFC.

       (d) SGFC (and any entities that are or were at anytime SGFC Benefit Plan Affiliates of the SGFC) is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. SGFC does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Each SGFC ERISA Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code. This SGFC Disclosure Memorandum list the name of each SGFC Employee who has experienced a "QUALIFYING EVENT" (as defined in COBRA) with respect to an SGFC Benefit Plan who is eligible for Continuation Coverage (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. The SGFC Disclosure Memorandum also lists the name of each SGFC Employee who is on a leave of absence (whether or not pursuant to the FMLA) and is receiving or entitled to receive health coverage under an SGFC Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

       (f) Each SGFC Benefit Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, HIPAA, the Code, and the regulations issued under ERISA and the Code. All required reports and filings with respect to each SGFC Benefit Plan have been properly and timely filed with the appropriate Governmental Authority and distributed to participants as required. Of the SGFC Benefit Plans, the "EMPLOYEE PENSION BENEFIT PLANS" within the meaning of Section 3(2) of ERISA (collectively, the "SGFC EMPLOYEE PENSION BENEFIT PLANS") are separately identified on the SGFC Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the SGFC Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

       (g) With respect to each SGFC Benefit Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of SGFC, threatened involving such SGFC Benefit Plan or any of its fiduciaries. To the SGFC's knowledge, the SGFC Benefit Plans are not under audit or investigation by any Governmental Authority and no such complete audit or investigation, if any, has resulted in the imposition of any Tax, interest or penalty.

       (h) With respect to each SGFC Benefit Plan, neither SGFC nor any of its directors, officers, employees or agents, nor to SGFC's knowledge, any "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the SGFC Benefit Plan which would constitute a breach of fiduciary duty under ERISA or a "PROHIBITED TRANSACTION" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

       (i) As of the Closing Date, with respect to each SGFC Benefit Plan, SGFC will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such SGFC Benefit Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of SGFC representing a projection of claims expected to be incurred under such SGFC Benefit Plan.

       (j) Except as disclosed on the SGFC Disclosure Memorandum, SGFC does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of SGFC beyond their retirement or other termination of service with SGFC other than: (i) coverage mandated by applicable law; (ii) benefits under the SGFC SGFC Employee Pension Benefit Plans; or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

       (k) No amount payable under any SGFC Benefit Plan will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

       (l) Neither this Agreement nor any transaction contemplated hereby will: (a) entitle any current or former employee, officer or director of SGFC to severance pay, unemployment compensation or any similar or other payment; or (b) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

       6.5.3 LABOR-RELATED MATTERS. Except as described in the SGFC Disclosure Memorandum, SGFC is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, SGFC. SGFC has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. SGFC has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against SGFC, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, SGFC with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by SGFC as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

       6.5.4 RELATED PARTY TRANSACTIONS. Except for: (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by SGFC with other persons who are not affiliated with SGFC, and which do not involve more than the normal risk of repayment or present other unfavorable features;
(b) deposits, all of which are on terms and conditions identical to those made available to all customers of SGFC at the time such deposits were entered into; and (c) transactions specifically described in the SGFC Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1998 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of SGFC).

       6.6    OTHER MATTERS.

       6.6.1 REGULATORY REPORTS. SGFC will make available to Holding Company for review and inspection all applications, reports or other documents filed by it for each of its past three (3) full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

       6.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve, FDIC and the Department of Banking, or as set forth in the SGFC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SGFC, or any of SGFC's assets.

       6.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to SECTION 6.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which SGFC is a party or by which SGFC or its properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of SGFC, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of SGFC.

       (b) SGFC is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which SGFC is a party or by which it or any of its property is bound.

       6.6.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this ARTICLE VI or in any written statement delivered by or at the direction of SGFC pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Holding Company in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

       6.6.5 SGFC STOCK. The shares of SGFC Stock to be issued and delivered to Holding Company Shareholders pursuant to the terms of the Merger Agreement, when so issued and delivered, will be validly, authorized and issued, fully paid and non-assessable, and no shareholder of SGFC will have any preemptive rights with respect thereto.

                                   ARTICLE VII
                                   -----------

                   CONDUCT OF BUSINESS OF SGFC PENDING CLOSING
                   -------------------------------------------

       Except as expressly otherwise provided herein, SGFC covenants and agrees that, without the prior written consent of Holding Company, between the date hereof and the Closing Date:

       7.1 CONDUCT OF BUSINESS. SGFC will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks, including the Federal Home Loan Bank of Atlanta, in the ordinary course of business).

       7.2 MAINTENANCE OF PROPERTIES. SGFC will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

       7.3 INSURANCE. SGFC will maintain and keep in full force and effect all of the insurance referred to in SECTION 6.3.4(B) hereof or other insurance equivalent thereto in all material respects.

       7.4 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the SGFC Stock other than its regular quarterly dividend of $0.13 per share and SGFC will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock except for purchases from time to time under its Dividend Reinvestment and Share Purchase Plan, as amended and restated.

       7.5 CORPORATE EXISTENCE. SGFC will maintain its corporate existence and powers.

       7.6 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in SECTION 6.2.8 hereof.

       7.7 BOOKS AND RECORDS. The books and records of SGFC will be maintained in the usual, regular and ordinary course.

       7.7 ADVICE OF CHANGES. SGFC shall promptly advise Holding Company orally and in writing of any change or event having, or which the SGFC Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of SGFC.

                                  ARTICLE VIII
                                  ------------

                        CONDITIONS TO OBLIGATIONS OF SGFC
                        ---------------------------------

       All of the obligations of SGFC under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by SGFC:

       8.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holding Company contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

       8.2 PERFORMANCE OF AGREEMENTS. Holding Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

       8.3 CERTIFICATES, RESOLUTIONS, OPINION. Holding Company shall have delivered to SGFC:

       (a) certificates executed by the President of Holding Company and the Bank, dated as of the Closing Date, and certifying in such detail as SGFC may reasonably request to the fulfillment of the conditions specified in SECTIONS
8.1 and 8.2 hereof;

       (b) a certificate executed by the Secretary of each of Holding Company and the Bank, dated as of the Closing Date, certifying and attesting to the:

              (i) articles of incorporation of Holding Company and the Bank, respectively;

              (ii)   bylaws of Holding Company and the Bank, respectively, and

              (iii) duly adopted resolutions of the Board of Directors and shareholders of each of Holding Company and the Bank, (1) authorizing and approving the execution of this Agreement (with respect to the directors of Holding Company or the Bank), the Merger Agreement (with respect to the directors and shareholders of Holding Company), and the Bank Merger Agreement (with respect to the directors and shareholders of the Bank) and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and (2) authorizing all other necessary and proper corporate action to enable Holding Company and the Bank, respectively, to comply with the terms hereof and thereof;

       (c) certificates of the valid existence of Holding Company and the Bank under the laws of the State of Georgia, executed by the Secretary of State and the Department of Banking, respectively, and dated not more than five (5) business days prior to the Closing Date;

       (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Holding Company has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

       (e) an opinion of Clarence A. Miller, counsel for Holding Company, dated the Closing Date, in the form attached hereto as Exhibit D.

       8.4 SHAREHOLDER APPROVAL. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Holding Company Stock. The Bank Merger Agreement shall have been approved by the vote of all of the Bank Stock held by the Holding Company.

       8.5 REGULATORY APPROVALS. SGFC shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve, FDIC and the Department of Banking, such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

       8.6 MERGER CONSUMMATION. The Merger shall have been consummated before the Bank Merger may be consummated.

       8.7 EFFECTIVE REGISTRATION STATEMENT. The SGFC Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

       8.8 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code, and with regard to the Bank Merger, in accordance with the provisions of the Financial Institutions Code of Georgia.

       8.9 ACCOUNTANTS' LETTER. SGFC shall have received a letter from Gerald Herring & Co., P.C. dated the Closing Date, to the effect that: at the request of Holding Company they have carried out procedures to a specified date not more than five (5) business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of Holding Company, as follows:

       (a) read the unaudited balance sheets and statements of income of Holding Company from December 31, 2002 through the date of the most recent monthly financial statements available in the ordinary course of business;

       (b) read the minutes of the meetings of shareholders and Board of Directors of Holding Company from December 31, 2002 to said date nor more than five (5) business days prior to the Closing Date; and

       (c) consulted with certain officers and employees of Holding Company responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that:

              (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the 2003 Holding Company Financial Statements;

              (ii) as of said date not more than five (5) business days prior to the Closing Date, the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of Holding Company, in each case as compared with the amounts shown in the 2003 Holding Company Financial Statements, are not different except as set forth in such letter; or

              (iii) for the period from December 31, 2002 to said date not more than five (5) business days prior to the Closing Date, the net interest income, total and per-share amounts of consolidated income (before extraordinary items) and net income of Holding Company, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter.

       8.10 CONSULTING AGREEMENT. D. Neil Pierce shall have executed the consulting agreement attached hereto as EXHIBIT G.

       8.11 EMPLOYMENT AGREEMENT. Morris Bryant shall have executed the employment agreement attached hereto as EXHIBIT H.

       8.12 ADVISORY BOARD AGREEMENTS. Each director of Bank shall have executed an advisory board agreement, a form of which is attached hereto as
EXHIBIT I.

                                   ARTICLE IX
                                   ----------

                  CONDITIONS TO OBLIGATIONS OF HOLDING COMPANY
                  --------------------------------------------

       All of the obligations of Holding Company under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by it:

       9.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of SGFC contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

       9.2 PERFORMANCE OF AGREEMENTS. SGFC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

       9.3 CERTIFICATES, RESOLUTIONS, OPINION. SGFC shall have delivered to Holding Company:

       (a) a certificate executed by the President of SGFC, dated the Closing Date, certifying in such detail as Holding Company may reasonably request to the fulfillment of the conditions specified in SECTIONS 9.1 and 9.2 hereof;

       (b) a certificate executed by the Secretary of SGFC, dated as of the Closing Date, certifying and attesting to the:

              (i)    articles of incorporation of SGFC;

              (ii)   bylaws of SGFC, and

              (iii) duly adopted resolutions of the board of directors of SGFC, certified by the Secretary on the Closing Date, (1) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of SGFC, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (2) authorizing all other necessary and proper corporate actions to enable SGFC to comply with the terms hereof and thereof;

       (c) a certificate of the valid existence of SGFC, under the laws of the State of SGFC executed by the Secretary of State of the State of Georgia, dated not more than five (5) business days prior to the Closing Date;

       (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that SGFC has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

       (e) an opinion of Kilpatrick Stockton, LLP, counsel for SGFC, dated the Closing Date, in the form attached hereto as Exhibit E.

       9.4 SHAREHOLDER APPROVAL. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Holding Company Stock. The Bank Merger Agreement shall have been approved by the vote of all of the Bank Stock held by the Holding Company.

       9.5 REGULATORY APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve, FDIC and the Department of Banking, shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof, and all applicable waiting or similar periods required by law shall have expired.

       9.6 MERGER CONSUMMATION. The Merger shall have been consummated before the Bank Merger may be consummated.

       9.7 EFFECTIVE REGISTRATION STATEMENT. The SGFC Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

       9.8 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code, and with regard to the Bank Merger, in accordance with the provisions of the Financial Institution Code of Georgia.

       9.9 CONSULTING AGREEMENT. D. Neil Pierce shall have executed the consulting agreement attached hereto as EXHIBIT G.

       9.10 EMPLOYMENT AGREEMENT. Morris Bryant shall have executed the employment agreement attached hereto as EXHIBIT H.

       9.11 ADVISORY BOARD AGREEMENTS. Each director of Bank shall have executed an advisory board agreement, a form of which is attached hereto as
EXHIBIT I.

                                    ARTICLE X
                                    ---------

                            WARRANTIES, NOTICES, ETC.
                            -------------------------

       10.1 WARRANTIES. All statements contained in any certificate or other instrument delivered by or on behalf of Holding Company or SGFC pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by them. Unless the context otherwise requires, the representations and warranties required of Holding Company shall be required to be made, and shall be considered made, on behalf of both Holding Company, the Bank, and the representations and warranties required of SGFC, shall be required to be made, and shall be considered made, on behalf of SGFC and the SGB.

       10.2 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Mergers; provided, however, that the following shall survive consummation of the Mergers and the transactions contemplated hereby:

       (a) the opinions of counsel referred to in SECTIONS 8.3(E) and 9.3(E) of this Agreement;

       (b) any intentional misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and

       (c) the covenant with respect to the confidentiality of certain information contained in SECTION 3.5 hereof.

       10.3 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 10.3 on the date of such facsimile), or five (5) days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

       (a)    To SGFC:      Southwest Georgia Financial Corporation
                            201 First Street, S.E.
                            Moultrie, Georgia 31768
                            Attention:  DeWitt Drew, Chief Executive Officer
                            Facsimile:  (229) 985-0251

       (b)    To Holding Company:   First Bank Holding Company
                                    300 North Main Street
                                    Sylvester, Georgia 31791
                                    Attention:  D. Neil Pierce,
                                                Chief Executive Officer
                                    Facsimile:  (229) 776-1666

       10.4 ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Bank Merger Agreement supersede all prior discussions and agreements between the Holding Company and SGFC with respect to the Mergers and the other matters contained herein and therein, and this Agreement, the Merger Agreement and the Bank Merger Agreement contain the sole and entire agreement between Holding Company and SGFC with respect to the transactions contemplated herein and therein.

       10.5 WAIVER; AMENDMENT. Prior to or on the Closing Date, SGFC shall have the right to waive any default in the performance of any term of this Agreement by Holding Company, to waive or extend the time for the fulfillment by Holding Company of any or all of Holding Company' obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SGFC under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Holding Company shall have the right to waive any default in the performance of any term of this Agreement by SGFC, to waive or extend the time for the fulfillment by SGFC of any or all of SGFC's obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Holding Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of SECTIONS 8.5 and 9.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

                                   ARTICLE XI
                                   ----------

                                   TERMINATION
                                   -----------

       This Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon any such termination of this Agreement, neither party hereto shall have any liability to the other, except that the provisions of SECTION 3.5 hereof shall survive the termination of this Agreement for any reason.

       11.1   MATERIAL ADVERSE CHANGE.

       (a) By SGFC, if, after the date hereof, a material adverse change in the financial condition or business of Holding Company shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of Holding Company Stock, or if Holding Company shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

       (b) By Holding Company, if, after the date hereof, a material adverse change in the financial condition or business of SGFC shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of SGFC Stock, or if SGFC shall have suffered a material loss or damage to any its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

       11.2   NONCOMPLIANCE.

       (a) By SGFC, if the terms, covenants or conditions of this Agreement to be complied with or performed by Holding Company before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by SGFC.

       (b) By Holding Company, if the terms, covenants or conditions of this Agreement to be complied with or performed by SGFC before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Holding Company.

       11.3   FAILURE TO DISCLOSE.

       (a) By SGFC, if it learns of any fact or condition not disclosed in this Agreement, the Holding Company Disclosure Memorandum, or the 2003 Holding Company Financial Statements, which was required to be disclosed by Holding Company pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Holding Company which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

       (b) By Holding Company, if it learns of any fact or condition not disclosed in this Agreement, the SGFC Disclosure Memorandum, or the 2003 SGFC Financial Statements, which was required to be disclosed by SGFC pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of SGFC which materially and adversely affect such business, properties, assets or earnings or the ownership, value or continuance thereof.

       11.4 ADVERSE PROCEEDINGS. By either party, if any action, suit or proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Holding Company or SGFC makes consummation of the transactions herein contemplated inadvisable.

       11.5 TERMINATION DATE. By either party, if the Closing Date shall not have occurred on or before May 31, 2004.

       11.6 DISSENTERS. By SGFC, if the holders of more than five percent (5%) of Holding Company Stock or Bank Stock elect to exercise this statutory right to dissent from the Merger or Bank Merger, respectively, and demand payment in cash for the "FAIR VALUE" of their shares

       11.7 SHAREHOLDERS VOTE. By either party, if the Merger Agreement and Bank Merger Agreement is not approved by the vote of the holders of Holding Company Stock and Bank Stock, respectively, as required by applicable law.

       11.8 ENVIRONMENTAL LIABILITY OF HOLDING COMPANY. By SGFC, if it learns of any potential liability of Holding Company arising from noncompliance with any federal, state or local environmental law by Holding Company, or any potential liability of Holding Company arising from any environmental condition of the properties or assets of Holding Company, including any properties or assets in which Holding Company holds a security interest.

       11.9 ENVIRONMENTAL LIABILITY OF SGFC. By Holding Company, if it learns of any potential liability of SGFC arising from noncompliance with any federal, state or local environmental law by SGFC, or any potential liability of SGFC arising from any environmental condition of the properties or assets of SGFC, including any properties or assets in which SGFC holds a security interest.

                                   ARTICLE XII
                                   -----------

                          COUNTERPARTS, HEADINGS, ETC.
                          ----------------------------

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

                                  ARTICLE XIII
                                  ------------

                                 BINDING EFFECT
                                 --------------

       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.

                                   ARTICLE XIV
                                   -----------

                                  GOVERNING LAW
                                  -------------

       The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

       IN WITNESS WHEREOF, SGFC, Holding Company and Bank have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.


                                   SOUTHWEST GEORGIA FINANCIAL
                                   CORPORATION
(CORPORATE SEAL)
Attest:

     /s/ Peggy C. Weeks
------------------------------
Secretary                          By:      /s/ Dewitt Drew
                                      -----------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   SOUTHWEST GEORGIA BANK
(BANK SEAL)
Attest:

     /s/ Peggy C. Weeks
------------------------------
Secretary                          By:      /s/ Dewitt Drew
                                      -----------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   FIRST BANK HOLDING COMPANY
(CORPORATE SEAL)
Attest:

     /s/ Morris I. Bryant
------------------------------
Secretary                          By:      /s/ D/ Neil Pierce
                                      -----------------------------------------
                                            D. Neil Pierce
                                            President


                                   SYLVESTER BANKING COMPANY
(BANK SEAL)
Attest:

     /s/ Morris I. Bryant
------------------------------
Secretary                          By:      /s/ D/ Neil Pierce
                                      -----------------------------------------
                                            D. Neil Pierce
                                            President & Chief Executive Officer

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of this _____ day of ____, 2003, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION ("SGFC") and FIRST BANK HOLDING COMPANY ("HOLDING COMPANY"), both Georgia corporations (said corporations are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

       WHEREAS, the authorized capital stock of SGFC consists of 5,000,000 shares of Common Stock, $1.00 par value per share (the "SGFC STOCK"), of which ______ shares are issued and outstanding, exclusive of _________ shares held as treasury stock; and

       WHEREAS, the authorized capital stock of Holding Company consists of 500,000 shares of Common Stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding, exclusive of 12,068 shares held as treasury stock ("HOLDING COMPANY STOCK"); and

       WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and its shareholders that Holding Company merge with SGFC, with SGFC being the surviving corporation; and

       WHEREAS, the respective Boards of Directors of the Constituent Corporations, by resolutions duly adopted, have unanimously approved and adopted this Agreement, and the Board of Directors of Holding Company, by resolution duly adopted, has directed that this Agreement be submitted to the shareholders of Holding Company for their approval; and

       WHEREAS, SGFC has agreed to pay cash and issue shares of SGFC Stock, and to pay cash for any resulting fractional shares of stock, which shareholders of Holding Company will be entitled to receive, according to the terms and conditions contained herein, on or after the Effective Date (as defined herein) of the merger provided for herein.

       NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

       1.     MERGER.

       Pursuant to and with the effects provided in the applicable provisions of
Article 11 of the Georgia Business Corporation Code, as amended (Chapter 2 of Title 14 of the Official Code of Georgia), Holding Company (hereinafter sometimes referred to as the "MERGED CORPORATION") shall be merged with and into SGFC (the "Merger"). SGFC shall be the surviving corporation (the "SURVIVING CORPORATION") and shall continue under the name "SOUTHWEST GEORGIA

                               Exhibit A - Page 1

FINANCIAL CORPORATION". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Corporation shall cease and terminate.

       2.     ACTIONS TO BE TAKEN.

       The acts and things required to be done by the Georgia Business Corporation Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Corporations with the assistance of counsel as soon as practicable.

       3.     EFFECTIVE DATE.

       The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in the Georgia Business Corporation Code (the "EFFECTIVE DATE").

       4.     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

              (a) The Articles of Incorporation of SGFC, as heretofore amended, shall on the Effective Date be the Articles of Incorporation of the Surviving Corporation.

              (b) Until altered, amended or repealed, as therein provided, the Bylaws of SGFC as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

       5. MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING CORPORATION.

       The manner and basis of converting the shares of capital stock of each of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

              (a) In the Merger, the holders of Holding Company Stock shall be entitled to elect to receive, in exchange for their shares of Holding Company Stock, shares of SGFC Stock, cash, or a combination thereof, in the amounts specified by such holders in accordance with the provisions of SECTION 5(B) below, and each share of Holding Company Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted upon the Effective Date into fully paid and nonassessable shares of SGFC Stock and/or cash as follows, subject to any adjustments occurring after the date hereof as contemplated by SECTION 5(C) below:

                     (1) 6.998 shares of SGFC Stock for each outstanding share of Holding Company Stock; or

                     (2) $160.95 in cash, without interest, per share of Holding Company Stock, PROVIDED, HOWEVER, that no more than 23,967 shares of Holding Company Stock may be exchanged for cash (the "MAXIMUM CASH ELECTION") and

                               Exhibit A - Page 2
       any shares of Holding Company Stock elected to be exchanged for cash above the Maximum Cash Election shall be subject to proration as provided in SECTION 5(B); or

                     (3) any combination of SECTIONS 5(A)(1) and 5(A)(2) above, subject to the limitations in SECTION 5(A)(2).

              (b) At the same time that the notice of special meeting of Holding Company shareholders is first mailed to Holding Company shareholders (which shall be a date at least fifteen (15) days prior to the Effective Date), a form of election shall also be mailed to each Holding Company shareholder (the date of such form of election being referred to herein as the "MAILING DATE"). Each Holding Company shareholder shall indicate thereon his, her or its preference as to the proportion of SGFC Stock and/or cash which he, she or it desires to receive in exchange for his, her or its Holding Company Stock, and shall return the form to the Secretary of Holding Company within 15 days of the Mailing Date. If the form of election of any Holding Company shareholder is not returned prior to the Effective Date, such shareholder will be deemed to have elected to receive cash in the Merger. If holders of Holding Company Stock elect to receive cash for a number of shares of Holding Company Stock in excess of the Maximum Cash Election, then the number of shares exchanged for cash by each shareholder so electing will be reduced such that the amount of shares exchanged for cash approximately equals the Maximum Cash Election, based on the ratio that the number of shares elected to be exchanged for cash by such shareholder bears to the total number of shares elected to be exchanged for cash.

              (c) If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares to be issued hereunder to holders of Holding Company Stock shall be proportionately adjusted.

              (d) No scrip or fractional share certificates of SGFC Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash an amount (computed to the nearest cent) equal to such fraction multiplied by $23.00.

              (e) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of the shares of Holding Company Stock to be converted as elected by such holder as provided herein, upon presentation and surrender of the certificates representing such shares to SGFC, shall be entitled to receive in exchange therefor a certificate representing the number of shares of SGFC Stock to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Holding Company Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of SGFC Stock into which the same shall have been converted and the right to receive payment for fractional shares.

                               Exhibit A - Page 3

              (f) Upon the Effective Date, each share of SGFC Stock issued and outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Corporation.

       6.     TERMINATION OF SEPARATE EXISTENCE.

       Upon the Effective Date, the separate existence of the Merged Corporation shall cease and the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and any judgment rendered against either of the Constituent Corporations may thenceforth be enforced against the Surviving Corporation; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

       7.     FURTHER ASSIGNMENTS.

       If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

       8.     CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.

       This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective Date of each of the following conditions:

              (a) Approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding voting shares of Holding Company Stock; and

              (b) All the terms, covenants, agreements, obligations and conditions of the Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") of even date herewith by and between Holding Company, Sylvester Banking Company and SGFC to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been

                               Exhibit A - Page 4
complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

       9.     TERMINATION.

       This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement, at any time before or after adoption of this Agreement by the directors of either of the Constituent Corporations, notwithstanding favorable action on the Merger by the shareholders of the Merged Corporation, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

       10.    COUNTERPARTS; TITLE; HEADINGS.

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

       11.    AMENDMENTS; ADDITIONAL AGREEMENTS.

       At any time before or after approval and adoption by the shareholders of Holding Company, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Holding Company Stock shall be converted in the Merger pursuant to SECTION 5 hereof.

                               Exhibit A - Page 5

         IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed on their respective behalves and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                     SOUTHWEST GEORGIA FINANCIAL
                                     CORPORATION



(CORPORATE SEAL)                     By:
                                        ----------------------------------------
                                           DeWitt Drew
                                           Chief Executive Officer
Attest:

------------------------------
Secretary

                                     FIRST BANK HOLDING COMPANY



(CORPORATE SEAL)                     By:
                                        ----------------------------------------
                                           D. Neil Pierce
                                           President
Attest:

------------------------------
Secretary


                               Exhibit A - Page 6

                                    EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of this ___ day of ___________ 2003, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation ("SGFC") SOUTHWEST GEORGIA BANK, a Georgia bank ("SGB"), and SYLVESTER BANKING COMPANY, a Georgia bank ("BANK", and together with SGB, the "CONSTITUENT BANKS").

       WHEREAS, the authorized capital stock of Bank consists of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding (the "BANK STOCK"); and

       WHEREAS, the authorized capital stock of SGFC consists of 5,000,000 shares of common stock, $1.00 par value per share, of which _________ shares are issued and outstanding, exclusive of ____________ shares held as treasury stock (the "SGFC STOCK"); and

       WHEREAS, the respective Boards of Directors of the Constituent Banks deem it advisable and in the best interests of each such bank and its shareholders that Bank merge with SGB, with SGB being the surviving bank; and

       WHEREAS, the respective Boards of Directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the shareholders of each of Bank and SGB for their approval:

       NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

1.     MERGER.

       Pursuant to and with the effects provided in the applicable provisions of
Article 2 of the Financial Institutions Code of Georgia, Chapter 1 of Title 7 of the Official Code of Georgia (the "CODE"), Bank (hereinafter sometimes referred to as the "MERGED BANK") shall be merged with and into SGB (the "MERGER"). SGB shall be the surviving bank (the "SURVIVING BANK") and shall continue under the name "SOUTHWEST GEORGIA BANK". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Bank shall cease and terminate.

2.     ACTIONS TO BE TAKEN.

       The acts and things required to be done by the Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in said Code,

                               Exhibit B - Page 1
shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable.

3.     EFFECTIVE DATE.

       The Merger shall be effective upon the approval of this Agreement by the shareholder of the Merged Bank and the filing of the articles of merger relating hereto in the manner provided in the Code (the "EFFECTIVE Date").

4.     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING BANK.

       (a) The Articles of Incorporation of SGB, as heretofore amended, as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Bank.

       (b) Until altered, amended or repealed, as therein provided, the Bylaws of SGB as in effect on the Effective Date shall be the Bylaws of the Surviving Bank.

5.     DIRECTORS.

       Upon the Merger contemplated herein becoming effective, the directors of the Surviving Bank shall be the individuals set forth on Attachment 1 hereto. Said persons shall hold office until the next annual meeting of the shareholder of the Surviving Bank and until their successors are elected in accordance with the Bylaws of the Surviving Bank. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Bank, such vacancy shall be filled in the manner specified in the Bylaws of the Surviving Bank.

6. MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING BANK.

       The manner and basis of converting the shares of the Bank into shares of SGFC shall be as follows:

              (a) In the Merger, the holders of Bank Stock not held by SGFC shall be entitled to elect to receive, in exchange for their shares of Bank Stock, shares of SGFC Stock, cash, or a combination thereof, in the amounts specified by such holders in accordance with the provisions of SECTION 6(B) below, and each share of Bank Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted upon the Effective Date into fully paid and nonassessable shares of SGFC Stock and/or cash as follows, subject to any adjustments occurring after the date hereof as contemplated by SECTION 6(C) below:

                     (1) 3.523 shares of SGFC Stock for each outstanding share of Bank Stock; or

                     (2) $81.02 in cash, without interest, per share of Bank Stock, PROVIDED, HOWEVER, that no more than 4,224 shares of Bank Stock may be exchanged for cash (the "MAXIMUM CASH ELECTION") and any shares of Bank

                               Exhibit B - Page 2

       Stock elected to be exchanged for cash above the Maximum Cash Election shall be subject to proration as provided in SECTION 6(B); or

                     (3) any combination of SECTIONS 6(A)(1) and 6(A)(2) above, subject to the limitations in SECTION 6(A)(2).

              (b) At the same time that the notice of special meeting of Bank shareholders is first mailed to Bank shareholders (which shall be a date at least fifteen (15) days prior to the Effective Date), a form of election shall also be mailed to each Bank shareholder (the date of such form of election being referred to herein as the "MAILING DATE"). Each Bank shareholder shall indicate thereon his, her or its preference as to the proportion of SGFC Stock and/or cash which he, she or it desires to receive in exchange for his, her or its Bank Stock, and shall return the form to the Secretary of Bank within 15 days of the Mailing Date. If the form of election of any Bank shareholder is not returned prior to the Effective Date, such shareholder will be deemed to have elected to receive cash in the Merger. If holders of Bank Stock elect to receive cash for a number of shares of Bank Stock in excess of the Maximum Cash Election, then the number of shares exchanged for cash by each shareholder so electing will be reduced such that the amount of shares exchanged for cash approximately equals the Maximum Cash Election, based on the ratio that the number of shares elected to be exchanged for cash by such shareholder bears to the total number of shares elected to be exchanged for cash.

              (c) If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares to be issued hereunder to such holders of Bank Stock shall be proportionately adjusted.

              (d) No scrip or fractional share certificates of SGFC Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash, without interest, an amount (computed to the nearest cent) equal to such fraction multiplied by $23.00.

              (e) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of such shares of Bank Stock to be converted as elected by such holder as provided herein, upon presentation and surrender of the certificates representing such shares to SGB, shall be entitled to receive in exchange therefor a certificate representing the number of shares of SGFC Stock and cash, to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Bank Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of SGFC Stock into which the same shall have been converted by such holder as above provided, the right to receive cash by such holder as above provided, and the right to receive payment for fractional shares.

                               Exhibit B - Page 3

              (f) Upon the Effective Date, each share of SGB stock issued and outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Bank.

7.     TERMINATION OF SEPARATE EXISTENCE.

       Upon the Effective Date, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Merger.

8.     FURTHER ASSIGNMENTS.

       If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

9.     CONDITION PRECEDENT TO CONSUMMATION OF THE BANK MERGER.

       This Agreement is subject to, and consummation of the Bank Merger is conditioned upon, the fulfillment as of the Effective Date of approval of this Agreement by the affirmative vote of the shareholders of each of SGB and the Bank.

10.    TERMINATION.

       This Agreement may be terminated and the Merger abandoned at any time before or after adoption of this Agreement by the directors of either of the Constituent Banks, notwithstanding favorable action on the Merger by the shareholders of the Merged Bank, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Code.

                               Exhibit B - Page 4

11.    COUNTERPARTS; TITLE; HEADINGS.

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

12.    AMENDMENTS; ADDITIONAL AGREEMENTS.

       At any time before or after approval and adoption by the shareholder of Bank, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent Banks to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Bank Stock shall be converted in the Merger pursuant to SECTION 6 hereof.

                               Exhibit B - Page 5

       IN WITNESS WHEREOF, SGFC and the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective seals to be affixed hereto as of the day and year first above written.


                                  SOUTHWEST GEORGIA FINANCIAL
                                  CORPORATION
(CORPORATE SEAL)
Attest:

----------------------------
Secretary                         By:
                                     -------------------------------------------
                                           DeWitt Drew
                                           Chief Executive Officer


                                  SOUTHWEST GEORGIA BANK
(BANK SEAL)
Attest:

----------------------------
Secretary                         By:
                                     -------------------------------------------
                                           DeWitt Drew
                                           Chief Executive Officer


                                  SYLVESTER BANKING COMPANY
(BANK SEAL)
Attest:

----------------------------
Secretary                         By:
                                     -------------------------------------------
                                           D. Neil Pierce
                                           President & Chief Executive Officer


                               Exhibit B - Page 6

                                  ATTACHMENT 1


                                    DIRECTORS


John H. Clark

Cecil H. Barber

DeWitt Drew

Michael J. McLean

Richard L. Moss

Roy H. Reeves

Johnny R. Slocumb

Violet K. Weaver

C. Broughton Williams


                            Exhibit B - Attachment 1

                                    EXHIBIT C
                                December __, 2003

Southwest Georgia Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

Ladies and Gentlemen:

       In connection with the proposed merger (the "MERGER") of First Bank Holding Company ("HOLDING COMPANY") with and into SGFC ("SGFC"), pursuant to the Agreement and Plan of Reorganization of even date herewith among SGFC, Holding Company and Sylvester Banking Company (the "ACQUISITION AGREEMENT"), the undersigned hereby covenants, represents and warrants as follows:

       1. RECOMMENDATION FOR MERGER AND VOTING OF HOLDING COMPANY STOCK. The undersigned agrees to recommend to all holders of the capital stock of Holding Company ("HOLDING COMPANY STOCK") that they vote in favor of the Merger. [DIRECTORS AND OFFICERS ONLY] In addition, the undersigned agrees to vote any and all shares of Holding Company Stock owned or controlled by him in favor of the Merger.

       2. COMPLIANCE WITH SECURITIES LAWS. The undersigned acknowledges that he will be subject to the restrictions on resales contained in Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and agrees to sell, transfer or otherwise dispose of any shares of capital stock of SGFC ("SGFC STOCK") received by him pursuant to the Merger only in compliance with the provisions of such Act and Rule. The undersigned acknowledges that SGFC is not under any obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SGFC Stock to be received pursuant to the Merger.

       3. RESTRICTIVE LEGEND. The undersigned agrees that the certificates representing shares of SGFC Stock to be issued to the undersigned pursuant to the Merger will be stamped or otherwise imprinted with a legend in substantially the following form:

              The shares represented by this certificate may not be sold, transferred or otherwise disposed of except in a transaction covered by an effective registration statement under the Securities Act of 1933, as amended, or in accordance with Rule 145 promulgated thereunder, or in accordance with a legal opinion satisfactory to the Company that such sale or transfer is otherwise exempt from the requirements of such Act. Sincerely,

[Director; Executive Officer; Dr. & Mrs. H. G. Davis, Jr.; Estate of Ernest Harris, Jr. & Theresa H. Harris; Regions Bank, Ex UW of Ethel P. Strangward; John Sledge, LLC]

                                    EXHIBIT D

                             BANK STOCK SHAREHOLDERS


                            SYLVESTER BANKING COMPANY
                           (57 Shareholders; 5.00 Par)
                                NOVEMBER 25, 2003
Name                                                                      Shares
----                                                                      ------

Carol Woody Armour or James D. Armour                                         20
Ray A. Banks                                                                  24
Freddie A. Barnard                                                           124
Lois S. Bryant                                                                40
Morris I. Bryant                                                               6
M. Taylor Childre                                                            175
Judy Cole                                                                    200
John E. Collier                                                               91
John E. Collier or Opal D. Collier, JT WROS                                   45
A. R. Coram                                                                3,260
Pattey S. Daniel                                                              10
Dr. H. G. Davis, Jr.                                                          98
H. G. Davis, III                                                             120
Jane L. Davis                                                                 80
Dennis Denbow                                                                100
Elise J. Feuer                                                               236
Carolyn D. Forehand                                                           10
Johnny Dan Gay                                                               192
R. B. Giddens                                                                265
Eleanor S. Griner                                                            200
Ernest C. Harris, Jr.                                                        386
Roy H. Harris or Theresa H. Harris, JT WROS                                    6
Theresa H. Harris                                                            446
George B. Hawthorne, Jr.                                                     400
Carol J. Hobby                                                               236
Hilton Houston                                                                10
Susan Houston                                                                 25
Barbara D. Jeter                                                             120
Joyce Hancock Jones                                                            5
Mary Gervaise Lawhorne                                                        10
Thomas W. Lawhorne                                                           106
Thomas W. Lawhorne, III                                                       10
Elizabeth Ford Leary                                                         210
Clarence A. Miller                                                             5


                               Exhibit D - Page 1

                            SYLVESTER BANKING COMPANY
                           (57 Shareholders; 5.00 Par)
                                NOVEMBER 25, 2003


Mary Bozeman Miller                                                           10
Francis Davis Moody or Douglas Lee Moody, JT WROS                            170
Lamar H. Moree or Sara D. Moree                                                6
Nancy McCord                                                                   5
John Mack Park                                                                 6
D. Neil Pierce or Gloria P. Pierce, JT WROS                                    6
Sara Pope                                                                     40
Ann Dupriest Poss                                                             10
John H. Coram, Jr.                                                           500
Catogni C. Smith                                                             500
John G. Sessoms                                                              536
H. L. Simpson, Jr.                                                           152
John Robert Sledge                                                           220
Martha J. D. Smith                                                            10
Joseph Clinton Sumner, Jr.                                                    92
Sara D. Sumner                                                                92
Al Surrency                                                                   10
Charlotte Surrency                                                            20
Cede & Co.                                                                   100
Adelaide D. Willis                                                            10
Catherine B. Wingate                                                          10
Evelyn B. Golden                                                               1
                                                                       ---------
                           Total                                           9,777


                               Exhibit D - Page 2

                                    EXHIBIT E


       (1) Holding Company was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia. The Bank was only organized as a bank, and is existing and in good standing under the laws of the State of Georgia.

       (2) Holding Company has the corporate power to execute and deliver the Acquisition Agreement and Merger Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business.

       (3) Holding Company has duly authorized the execution and delivery of the Acquisition Agreement and the Merger Agreement and all performance by Holding Company thereunder, and has duly executed and delivered the Acquisition Agreement and the Merger Agreement.

       (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for Holding Company's execution and delivery of the Acquisition Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

       (5) The Acquisition Agreement and the Merger Agreement are enforceable against Holding Company.

       (6) The authorized capital stock of Holding Company consists of 500,000 shares of common stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding, exclusive of 12,068 shares held as treasury stock. The authorized capital stock of the Bank consists of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Holding Company and the Bank have been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements providing for the purchase or issuance of any authorized but unissued shares of such capital stock.

                              Exhibit E - Page 1

                                    EXHIBIT F


       (1) SGFC was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

       (2) SGFC has the corporate power to execute and deliver the Acquisition Agreement and Merger Agreement, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

       (3) SGFC has duly authorized the execution and delivery of the Acquisition Agreement and the Merger Agreement and all performance by SGFC thereunder, and has duly executed and delivered the Acquisition Agreement and Merger Agreement:

       (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for SGFC's execution and delivery of the Acquisition Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

       (5) The Acquisition Agreement and the Merger Agreement are enforceable against SGFC.

       (6) The shares of SGFC Stock to be issued upon consummation of the Merger have been duly authorized and upon issuance as contemplated in the Merger Agreement, will be validly issued, fully paid and non-assessable.


                              Exhibit F - Page 1

                                    EXHIBIT G

                              CONSULTING AGREEMENT


       THIS AGREEMENT ("Agreement") is made and entered into as of this ____ day of __________, 2003, by and between D. NEIL PIERCE, an individual resident of the State of Georgia ("Consultant"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation (the "Employer"), and SOUTHWEST GEORGIA BANK, a Georgia bank and wholly-owned subsidiary of the Employer (the "Bank"). References herein to the "Employer" shall refer to both the Employer and the Bank, as the context requires, and the Employer and the Bank shall have the option to perform the obligations provided herein, in their sole discretion, through either entity; provided, however, that for purposes of such obligations and the rights of the Employer under this Agreement, Employer and Bank shall be treated as one and the same. Consultant may enforce his rights against either the Employer, the Bank, or both the Employer and the Bank.

       WHEREAS, Employer has entered into that certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated December ___, 2003, with First Bank Holding Company and Sylvester Banking Company (together, "Sylvester"), for whom Consultant serves as a key executive officer;

         WHEREAS, Consultant possesses significant knowledge and information with respect to Sylvester, which knowledge and information includes trade secrets of Sylvester, which will be increased, developed and enhanced through Consultant's continued engagement by Employer following the acquisition of Sylvester; and

       WHEREAS, Employer desires to retain Consultant to provide consulting services following the acquisition of Sylvester by Employer pursuant to the Acquisition Agreement on the terms and conditions contained herein;

       NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    ENGAGEMENT.

       Subject to the terms and conditions of this Agreement, Employer hereby engages Consultant to provide such assistance, advice and consultation Employer may from time to time request, including without limitation, assistance with respect to marketing, sales, planning and personnel (the "Consulting Services"). Consultant hereby accepts such engagement. During his engagement under this Agreement, Consultant shall report to the President and Chief Executive Officer of Employer, or to such officer of Employer as Employer may designate from time to time and shall devote up to two (2) days per week as requested by Employer to perform the Consulting Services.

                               Exhibit G - Page 1

SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

       (a) "CAUSE." Cause for termination of Consultant's engagement shall exist (i) if Consultant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) if Consultant fails to comply with the terms of this Agreement, and, within ten (10) days after written notice from Employer of such failure, Consultant has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Consultant at any time thereafter again so fails, or
(iii) if Consultant violates any of the provisions contained in Section 5 of this Agreement.

       (b) "COMPETITOR." A Competitor is any Person, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Employer Activities.

       (c) "COMPETITIVE POSITION." Competitive Position means (i) the direct or indirect ownership or control of more than two percent (2%) of a Competitor; or (ii) any employment, engagement or independent contractor arrangement with any Competitor whereby Consultant will serve such Competitor in any capacity.

       (d) "CONFIDENTIAL INFORMATION." Confidential Information means any confidential, proprietary business information or data belonging to or pertaining to the Employer following the acquisition of Sylvester that does not constitute a Trade Secret and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Consultant as a result of his engagement by the Employer.

       (e) "CUSTOMER." Customer means actual customers or actively sought prospective customers of Employer during the Term.

       (f)    "EFFECTIVE TIME." The Effective Time shall be ____________, 2003.

       (g) "EMPLOYER ACTIVITIES." Employer Activities means the business of providing banking insurance, trust, investment or securities services to individuals and businesses.

       (h) "NONCOMPETE PERIOD" or "NONSOLICITATION PERIOD" means the period beginning the Effective Time and ending on the second anniversary of the Termination Date.

       (i) "PERSON." A Person is any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, bank, firm, unincorporated organization or other entity.

       (j)    "TERM." Term shall have the meaning ascribed to it in Section 3.1.

       (k) "TERMINATION DATE." The effective date of Consultant's termination.

                               Exhibit G - Page 2

       (l) "TERRITORY." Territory means any county in Georgia in which Employer does business following the acquisition of Sylvester, and any county contiguous thereto.

       (m) "TOTAL DISABILITY." Total Disability means the failure by Consultant to fully perform his normal required Consulting Services hereunder for a period of three (3) months during any consecutive twelve (12) month period during the Term hereof, as determined by the Board of Directors, by reason of mental or physical disability.

       (n) "TRADE SECRETS." Trade Secrets means information or data of or about Employer following the acquisition of Sylvester, including but not limited to technical or non-technical data, compilations, programs, methods, techniques, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, information concerning the Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
(ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

SECTION 3.    TERM OF EMPLOYMENT.

       3.1 Unless earlier terminated pursuant to Section 3.2, Consultant's engagement under this Agreement shall be for three (3) years (the "Term") commencing on the Effective Time.

       3.2 Consultant's engagement under this Agreement shall terminate upon the occurrence of any of the following events:

              (a)    The death of Consultant.

              (b)    The Total Disability of Consultant.

              (c) The termination by Employer of Consultant's engagement hereunder, upon written notice to Consultant, for Cause, as determined by the Board of Directors of Employer.

              (d) The termination of Consultant's engagement by Consultant or by Employer without Cause upon at least ninety (90) days prior written notice.

SECTION 4.    COMPENSATION.

       4.1 DURING TERM OF ENGAGEMENT. Employer will provide Consultant with the following consulting fee, expense reimbursement and additional benefits during the Term hereunder:

              (a) CONSULTING FEE. Consultant will be paid a consulting fee of no less than Forty Thousand Dollars ($40,000) per annum. The consulting fee shall be paid to Consultant in equal monthly installments (or on such more frequent basis as employees of Employer are compensated from time to time).

                               Exhibit G - Page 3

              (b) EXPENSES. Employer shall reimburse Consultant for all reasonable and necessary expenses, except mileage, incurred by Consultant on the same basis as employees.

              (c) OFFICE. Employer shall provide Consultant with an appropriate office at the Sylvester building.

              (d) MEDICAL BENEFIT PLANS. Consultant and his spouse may participate in such medical, benefit plans as Employer maintains from time to time for the benefit of employees, on the terms and subject to the conditions set forth in such plans.

       4.2    EFFECT OF TERMINATION.

              (a) If Consultant's engagement hereunder is terminated by Employer pursuant to Section 3.2(a), 3.2(b) or 3.2(d) hereof, then Employer shall continue to pay Consultant his normal, current consulting fee pursuant to Section 4.1(a) (on the same basis as if Consultant continued to serve as a consultant hereunder for the remainder of the
       Term) and offer paid insurance continuation rights under the Consolidated Omnibus Reconciliation Act ("COBRA") until the end of the Term.

              (b) Except as provided above, upon the termination of the engagement of Consultant hereunder for any reason, Consultant shall be entitled to all compensation and benefits earned or accrued under Section
       4.1 as of Termination Date, but from and after the Termination Date no additional compensation or benefits shall be earned by Consultant hereunder.

              (c) Unless Consultant's engagement hereunder is terminated by Employer pursuant to Section 3.2(a) or 3.2(d), the covenants in Section 5 of this Agreement shall survive termination of Employee's engagement for the full Noncompete Period or Nonsolicitation Period as though the engagement lasted for the full Term specified in Section 3.1.

SECTION 5.    PARTIAL RESTRAINTS ON COMPETITION.

       5.1 TRADE NAME. Consultant shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Employer or any of its affiliates or name similar thereto, without the prior written consent of the Employer.

       5.2    CONFIDENTIAL INFORMATION.

              (a) Consultant hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete Period:

                               Exhibit G - Page 4

                     (1) Consultant shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of the Employer; and

                     (2) Consultant shall immediately notify the Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Consultant becomes aware. Consultant shall assist the Employer, to the extent necessary, in the procurement or any protection of the Employer's rights to or in any of the Trade Secrets or Confidential Information.

       5.3    NONCOMPETITION.

              (a) The parties hereto acknowledge that Consultant is conducting Employer Activities throughout the Territory. Consultant acknowledges that to protect adequately the interest of the Employer in the business of the Employer it is essential that any noncompete covenant with respect thereto cover all Employer Activities and the entire Territory.

              (b) Consultant hereby agrees that, during the Term and the Noncompete Period, Consultant will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Consultant shall notify the Employer promptly in writing if Consultant receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

              (c) Nothing contained in this Section 5 shall prohibit Consultant from acquiring not more than two percent (2%) of any Person whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

       5.4 NONSOLICITATION DURING TERM. Consultant hereby agrees that Consultant will not, during the Term, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by the Employer during the Term.

       5.5 NONSOLICITATION DURING NONSOLICITATION PERIOD. Consultant hereby agrees that Consultant will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any (i) employee of the Employer or the Bank, or (ii) Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer or Bank during the Term; provided, however, that the covenant in this clause shall limit Consultant's conduct only with respect to those Customers with whom Consultant had

                               Exhibit G - Page 5
substantial contact whether in his capacity as a consultant for Employer or executive officer of Sylvester (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term.

       5.6 NONDISPARGEMENT. Consultant hereby agrees that Consultant will not, during the Term and Nonsolitication Period hereof, either directly or indirectly, alone or in conjunction with any other party, make statements to Customers or suppliers of Employer or to other members of the public that are in any way disparaging or negative towards Employer, the Employer's products or services, or Employee's representatives (including its Board of Directors) or employees.

SECTION 6.    TERMINATION OF EMPLOYMENT AGREEMENT.

       In consideration for, and as a material inducement to enter into, this Agreement and a one-time lump sum payment of ____________________________ ($________), to be paid at the Effective Time, Consultant agrees to terminate that certain Employment Agreement, dated March 10, 1987, by and between Consultant and Sylvester Banking Company. Neither Employer or Sylvester shall owe Consultant any further amounts or have any obligations to Consultant thereunder. Consultant shall have no claims or rights against Employer or Sylvester thereunder.

SECTION 7.    MISCELLANEOUS.

       7.1 FULL AND FINAL RELEASE. In consideration of the payments being provided to him, Consultant, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Employer, all subsidiary and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees, of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the Effective Time. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Consultant's employment or otherwise, including, but not limited to any and all claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.1981, Executive Order 11246, Executive Order 11141, Section 503 of the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act and any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, or any other unlawful behavior, the existence of which is specifically denied by Employer.

       7.2 NO OTHER CLAIMS. Consultant represents that he has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints, charges or lawsuits against Employer with any governmental agency or any court, and that he will not file, nor assign to others the right to file, or make any further claims against Employer at any time hereafter for actions taken up to and including the date Consultant executes this Agreement.

                               Exhibit G - Page 6

       7.3 NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by Employer of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

       7.4 CONFIDENTIALITY. The nature and terms of this Agreement are strictly confidential and have not been and shall not be disclosed by Consultant at any time to any person other than his lawyer, his accountant, or his immediate family without the prior written consent of an Employer, except as necessary in the registration statement filed by Employer with the Securities and Exchange Commission in connection with the acquisition of Sylvester, any legal proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms, or pursuant to court order after reasonable notice to Employer.

       7.5 CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Consultant, and agree that this Agreement may not be assigned or transferred by Consultant.

       7.6    SUCCESSORS; BINDING AGREEMENT.

              (a) In addition to any obligations imposed by law upon any successor to the Employer, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer or that acquires a controlling stock interest in the Employer to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effective date of such succession shall be a breach of this Agreement and shall entitle Consultant to compensation and benefits from the Employer under Section 4 in the amount and on the same terms as Consultant would be entitled to hereunder if the Term continued.

              (b) This Agreement shall inure to the benefit of and be enforceable by Consultant's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If Consultant shall die while any amount is still payable to Consultant hereunder (other than amounts which, by their terms, terminate upon the death of Consultant), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Consultant's estate.

       7.7 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

                   If to the Employer:   Southwest Georgia Financial Corporation
                                         Attention:  DeWitt Drew
                                         P.O. Box 3488
                                         Moultrie, GA 31768


                               Exhibit G - Page 7

                   If to Consultant:     D. Neil Pierce
                                         106 Dunbar Circle
                                         Sylvester, Georgia 31791

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

       7.8 PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

       7.9 WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

       7.10 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

       7.11 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

       7.12   DISPUTES; LEGAL FEES; INDEMNIFICATION.

              (a) DISPUTES. All claims by Consultant for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by Employer. Any denial by Employer of a claim for benefits under this Agreement shall be provided in writing to Consultant within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Employer shall afford a reasonable opportunity to Consultant for a review of its decision denying a claim and shall further allow Consultant to appeal in writing to the Board of Directors of Employer a decision of Employer within sixty (60) days after notification by Employer that Consultant's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

              (b) LEGAL FEES. Each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

                               Exhibit G - Page 8

              (c) INDEMNIFICATION. During the Term of this Agreement and after Consultant's termination, the Employer shall indemnify Consultant and hold Consultant harmless from and against any claim, performance as a consultant of the Employer or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Consultant serves at the Employer's request, in each case to the maximum extent permitted by law and under the Employer's Articles of Incorporation and Bylaws (the "Governing Documents"), provided that in no event shall the protection afforded to Consultant hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except from changes mandated by law.

       7.13 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary. Consultant affirms that the only consideration for him signing this Agreement is that set forth in Sections 4 and 6, that no other promise or agreement of any kind has been made to or with him by any person to cause him to execute this Agreement, and that he fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

       7.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                               Exhibit G - Page 9

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SOUTHWEST GEORGIA FINANCIAL
                                    CORPORATION


                                    By:
                                             --------------------------------
                                             Name:
                                             Title:





                                    SOUTHWEST GEORGIA BANK


                                    By:
                                             --------------------------------
                                             Name:
                                             Title:





                                    CONSULTANT


                                    -----------------------------------------
                                    D. Neil Pierce


                              Exhibit G - Page 10

                                    EXHIBIT H

                              EMPLOYMENT AGREEMENT


       THIS AGREEMENT ("Agreement") is made and entered into as of this ____ day of __________, 2003, by and between MORRIS I. BRYANT, an individual resident of the State of Georgia ("Executive"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation (the "Employer"), and SOUTHWEST GEORGIA BANK, a Georgia bank and wholly-owned subsidiary of the Employer (the "Bank"). References herein to the "Employer" shall refer to both the Employer and the Bank, as the context requires, and the Employer and the Bank shall have the option to perform the obligations provided herein, in their sole discretion, through either entity; provided, however, that for purposes of such obligations and the rights of the Employer under this Agreement, Employer and Bank shall be treated as one and the same. Executive may enforce his rights against either the Employer, the Bank, or both the Employer and the Bank.

       WHEREAS, Employer has entered into that certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated December ___, 2003, with First Bank Holding Company and Sylvester Banking Company (together, "Sylvester"), for whom Executive serves as a key executive officer;

       WHEREAS, Executive possesses significant knowledge and information with respect to Sylvester, which knowledge and information includes trade secrets of Sylvester, which will be increased, developed and enhanced through Executive's continued employment by Employer following the acquisition of Sylvester; and

       WHEREAS, Employer desires to retain Executive following the acquisition of Sylvester by Employer pursuant to the Acquisition Agreement on the terms and conditions contained herein;

       NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    EMPLOYMENT.

       Subject to the terms hereof, the Employer hereby employs Executive, and Executive hereby accepts such employment. Executive will serve as Senior Vice President of the Bank or in such other executive capacity as the Board of Directors of Employer (the "Board of Directors") may hereafter from time to time determine. Executive agrees to devote his full business time and best efforts to the performance of the duties that Employer may assign Executive from time to time; provided that the Executive may serve on boards of directors or trustees of other companies and organizations, as long as such service does not materially interfere with the performance of his duties hereunder.

                              Exhibit H - Page 1

SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

       (a)    "BONUS." Bonus shall have the meaning ascribed to it in Section
4.1.

       (b) "CAUSE." Cause for termination of Executive's employment shall exist (i) if Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) if Executive fails to comply with the terms of this Agreement, and, within ten (10) days after written notice from Employer of such failure, Executive has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Executive at any time thereafter again so fails, or
(iii) if Executive violates any of the provisions contained in Section 5 of this Agreement.

       (c) "CHANGE IN CONTROL." A Change in Control of the Employer means any one of the following events:

              (i) The acquisition (other than from the Employer) by any Person of beneficial ownership of twenty percent (20%) or more of the combined voting power of the Employer's or Bank's then outstanding voting securities; provided, however, that for purposes of this definition, Person shall not include any Person who on April 1, 2003 owns ten percent (10%) or more of the Employer's or the Bank's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Employer's or Bank's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries, or (2) any corporation or bank, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Employer or Bank, respectively, in the same or similar proportion as their ownership of stock in the Employer or Bank immediately prior to such acquisition.

              (ii) Approval by shareholders of the Employer or Bank, respectively, of (1) a merger or consolidation involving the Employer or Bank if the shareholders of the Employer or Bank, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer or Bank outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the

                              Exhibit H - Page 2

                     Employer or Bank or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer or Bank.

              (iii) A change in the composition of the Board of Directors such that the individuals who, as of April 1, 2003, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this definition that any individual who becomes a member of the Board of Directors subsequent to April 1, 2003 whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, shall not be so considered as a member of the Incumbent Board.

       (d) "CHANGE IN CONTROL DATE." The Change in Control Date is the date six (6) months prior to the date of the Change in Control.

       (e) "CODE." The Code is the Internal Revenue Code of 1986, as it may be amended from time to time.

       (f) "COMPETITOR." A Competitor is any Person, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Employer Activities.

       (g) "COMPETITIVE POSITION." Competitive Position means (i) the direct or indirect ownership or control of more than two percent (2%) of a Competitor; or (ii) any employment or independent contractor arrangement with any Competitor whereby Executive will serve such Competitor in any managerial capacity.

       (h) "CONFIDENTIAL INFORMATION." Confidential Information means any confidential, proprietary business information or data belonging to or pertaining to the Employer that does not constitute a Trade Secret and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Executive as a result of his employment with the Employer.

       (i) "CUSTOMER." Customer means actual customers or actively sought prospective customers of Employer during the Term.

                              Exhibit H - Page 3

       (j)    "EFFECTIVE TIME." The Effective Time shall be ____________, 2003.

       (k) "EMPLOYER ACTIVITIES." Employer Activities means the business of providing banking insurance, trust, investment or securities services to individuals and businesses.

       (l) "EXCESS SEVERANCE PAYMENT." The term Excess Severance Payment shall have the same meaning as the term "excess parachute payment" defined in
Section 280G(b)(1) of the Code.

       (m) "GOOD REASON." A Good Reason for termination by Executive of Executive's employment shall mean the occurrence (without the Executive's express written consent) during the six (6) month period prior to, or within the eighteen (18) month period following, the date of a Change in Control of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (i) below, such act or failure to act is corrected prior to the Termination Date:

              (i) the substantial adverse change in Executive's responsibilities at the Employer from those in effect immediately prior to the Change in Control Date; or

              (ii) after the Change in Control Date, a reduction in Executive's normal, current salary, a reduction in his incentive compensation resulting from a change in the incentive plan or the failure by the Employer to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Employer's pension, deferred compensation, life insurance, medical, or disability plans in which Executive was participating at the Change in Control Date, the taking of any action by the Employer which would directly or indirectly reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive at the Change in Control Date.

              Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness, except for a Total Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

       (n) "NONCOMPETE PERIOD" or "NONSOLICITATION PERIOD" means the period beginning the Effective Time and ending on the second anniversary of the Termination Date.

       (o) "PERSON." A Person is any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, bank, firm, unincorporated organization or other entity.

       (p) "PRESENT VALUE." The term Present Value shall have the same meaning as provided in Section 280G(d)(4) of the Code.

                               Exhibit H - Page 4

       (q) "REASONABLE COMPENSATION." The term Reasonable Compensation shall have the same meaning as provided in Section 280G(b)(4) of the Code. The parties acknowledge and agree that, in the absence of a change in existing legal authorities or the issuance of contrary authorities, amounts received by Executive as damages under or as a result of a breach of this Agreement shall be considered Reasonable Compensation.

       (r) "SEVERANCE PAYMENT." The term Severance Payment shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

       (s)    "TERM." Term shall have the meaning ascribed to it in Section 3.1.

       (t)    "TERMINATION DATE." The effective date of Executive's termination.

       (u) "TERRITORY." Territory means any county in Georgia in which Employer does business following the acquisition of Sylvester and any county contiguous thereto.

       (v) "TOTAL DISABILITY." Total Disability means the failure by Executive to fully perform his normal required services hereunder for a period of three (3) months during any consecutive twelve (12) month period during the Term hereof, as determined by the Board of Directors, by reason of mental or physical disability.

       (w) "TRADE SECRETS." Trade Secrets means information or data of or about Employer, including but not limited to technical or non-technical data, compilations, programs, methods, techniques, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, information concerning the Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

SECTION 3.    TERM OF EMPLOYMENT.

       3.1 Unless earlier terminated pursuant to Section 3.2, Executive's employment under this Agreement shall be for a five (5) year term (the "Term") commencing on the Effective Time and ending on the fifth anniversary thereof.

       3.2 Executive's employment under this Agreement shall terminate upon the occurrence of any of the following events:

              (a)    The death of Executive. (b) The Total Disability of
       Executive.

              (c) The termination by Employer of Executive's employment hereunder, upon written notice to Executive, for Cause, as determined by the Board of Directors.

                               Exhibit H - Page 5

              (d) The termination of Executive's employment by Executive or by Employer without Cause upon at least ninety (90) days prior written notice.

SECTION 4.    COMPENSATION.

       4.1 DURING TERM OF EMPLOYMENT. Employer will provide Executive with the following salary, expense reimbursement and additional employee benefits during the Term hereunder:

              (a) SALARY. Executive will be paid a salary of no less than ______________ Dollars ($ ________) per annum, less deductions and withholdings required by applicable law. The salary shall be paid to Executive in equal monthly installments (or on such more frequent basis as other employees of Employer are compensated from time to time). The salary shall be reviewed by the Board of Directors of Employer on at least an annual basis and may be increased from time to time in the Board of Directors' discretion.

              (b) VACATION AND SICK LEAVE. Employee shall also receive the same number of vacation days and paid days of sick leave per calendar year as the Employer gives other Employer employees from time to time. Any unused sick leave days in any calendar year may be carried over to subsequent years in accordance with Employer policy. Any unused vacation days in any calendar year may not be carried over to subsequent years.

              (c) EXPENSES. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee on the same basis as other employees.

              (d) BENEFIT PLANS. Executive may participate in such medical, disability, life insurance and other benefit plans (such as the Southwest Georgia Financial Corporation Pension Retirement Plan, the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation, and any successor to such plans) as Employer maintains from time to time for the benefit of other employees, on the terms and subject to the conditions set forth in such plans.

       4.2    EFFECT OF TERMINATION.

              (a) If Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(b) hereof but Executive is not determined to be "disabled" under the Employer's disability insurance, then Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee hereunder for such applicable period) and offer paid insurance continuation rights under the Consolidated Omnibus Reconciliation Act ("COBRA") until the earlier of (i) the end of the Term or (ii) Executive is determined to be "disabled" under the Employer's disability insurance.

              (b) If Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(d) hereof, then, in addition to any other amount payable hereunder, Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee

                               Exhibit H - Page 6
       hereunder for such applicable period) and offer paid insurance continuation rights under COBRA for the Term. If Executive's employment is terminated pursuant to Section 3.2(a) or (b) hereof or if Executive's employment is terminated by Employer pursuant to Section 3.2(d), all options to purchase stock of the Employer or an affiliate of the Employer granted to Executive shall immediately become exercisable upon such termination. In the case of a termination pursuant to Section 3.2(a) or
       (b) hereof, the options will expire in accordance with their respective scheduled expiration dates. In the case of a termination by Employer pursuant to Section 3.2(d) hereof, the options will expire on the first anniversary after the effective date of the termination of Executive's employment hereunder. Upon the death of Executive, any options that Executive would otherwise be entitled to exercise hereunder may be exercised by his personal representatives or heirs, as applicable. If Executive's employment is terminated by Employer pursuant to Section 3.2(c) or by Executive pursuant to Section 3.2(d), those options which are exercisable as of the date of such termination shall be exercisable for a period of ninety (90) days after such termination (and all other options not then exercisable shall be forfeited as of such date), and after such 90-day period, all unexercised options will expire. To the extent necessary, this provision shall be deemed an amendment of any option agreement between the Executive and the Employer or an affiliate of the Employer.

              (c) If a Change in Control occurs during the Term and Executive's employment is terminated within six (6) months prior to or eighteen (18) months following the date of the Change in Control, and if such termination is by Employer pursuant to Section 3.2(d) hereof or a termination by Executive for Good Reason, then, in addition to any other amount payable hereunder, Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee hereunder for such applicable period) and offer paid insurance continuation rights under COBRA for one (1) year following the Termination Date.

              (d) Except as provided above, upon the termination of the employment of Executive hereunder for any reason, Executive shall be entitled to all compensation and benefits earned or accrued under Section
       4.1 as of Termination Date, but from and after the Termination Date no additional compensation or benefits shall be earned by Executive hereunder. Executive shall be deemed to have earned any Bonus payable with respect to the calendar year in which the Termination Date occurs on a prorated basis (based on the number of days in such calendar year through and including the Termination Date divided by 365) based upon the year to date financials and performance of the Employer and assuming performance at the target level for any individual performance criteria. Any such Bonus shall be payable upon termination.

              (e) Unless Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(a) or 3.2(d), the covenants in Section 5 of this Agreement shall survive termination of Employee's employment, for the full Noncompete Period and Nonsolicitation Period as though the engagement lasted for the full Term described in Section 3.1.

                               Exhibit H - Page 7

4.4 LIMITATION ON BENEFITS UPON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL.

              (a) Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to Executive by the Employer or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall, but only to the extent necessary, be modified or reduced in the manner provided in (b) below so that the benefits payable or to be provided to Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Employer to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Section 280G of the Code, and the regulations thereunder, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

              (b) In the event that the amount of any Severance Payments which would be payable to or for the benefit of Executive under this Agreement must be modified or reduced to comply with this Section 4.4, Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or change in the timing of the payment shall be made without the consent of the Employer.

              (c) This Section 4.4 shall be interpreted so as to avoid the imposition of excise taxes on Executive under Section 4999 of the Code or the disallowance of a deduction to the Employer pursuant to Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise. Notwithstanding the foregoing, in no event will any of the provisions of this Section 4.4 create, without the consent of Executive, an obligation on the part of Executive to refund any amount to the Employer following payment of such amount.

              (d)    In addition to the limits otherwise provided in this
       Section 4.4, to the extent permitted by law, Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on Executive under Section 4999 of the Code.

SECTION 5.    PARTIAL RESTRAINTS ON COMPETITION.

       5.2 TRADE NAME. Executive shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Employer or any of its affiliates or name similar thereto, without the prior written consent of the Employer.

       5.2    CONFIDENTIAL INFORMATION.

              (a) Executive hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which

                               Exhibit H - Page 8
       such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete Period:

                     (1) Executive shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of the Employer; and

                     (2) Executive shall immediately notify the Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Executive becomes aware. Executive shall assist the Employer, to the extent necessary, in the procurement or any protection of the Employer's rights to or in any of the Trade Secrets or Confidential Information.

       5.3    NONCOMPETITION.

              (a) The parties hereto acknowledge that Executive is conducting Employer Activities throughout the Territory. Executive acknowledges that to protect adequately the interest of the Employer in the business of the Employer it is essential that any noncompete covenant with respect thereto cover all Employer Activities and the entire Territory.

              (b) Executive hereby agrees that, during the Term and the Noncompete Period, Executive will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Executive shall notify the Employer promptly in writing if Executive receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

              (c) Nothing contained in this Section 5 shall prohibit Executive from acquiring not more than two percent (2%) of any Employer or bank whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

       5.4 NONSOLICITATION DURING TERM. Executive hereby agrees that Executive will not, during the Term, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by the Employer during the Term.

       5.5 NONSOLICITATION DURING NONSOLICITATION PERIOD. Executive hereby agrees that Executive will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any (i) employee of the Employer or the Bank, or (ii) Customer for the purpose of

                               Exhibit H - Page 9
providing the Customer with services or products competitive with those offered by Employer or Bank during the Term; provided, however, that the covenant in this clause shall limit Executive's conduct only with respect to those Customers with whom Executive had substantial contact (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term.

       5.6 NONDISPARGEMENT. Executive hereby agrees that Executive will not, during the Term and Nonsolitication Period hereof, either directly or indirectly, alone or in conjunction with any other party, make statements to Customers or suppliers of Employer or to other members of the public that are in any way disparaging or negative towards Employer, the Employer's products or services, or Employee's representatives (including its Board of Directors) or employees.

SECTION 6.    TERMINATION OF EMPLOYMENT AGREEMENT.

       In consideration for, and as a material inducement to enter into, this Agreement, Executive agrees to terminate that certain Employment Agreement, dated March 10, 1987, by and between Executive and Sylvester Banking Company. Neither Employer or Sylvester shall owe Executive any further amounts or have any obligations to Executive thereunder. Executive shall have no claims or rights against Employer or Sylvester thereunder.

SECTION 7.    MISCELLANEOUS.

       7.1 NO OBLIGATION TO MITIGATE. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another company after the Termination Date or otherwise.

       7.2 CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Executive, and agree that this Agreement may not be assigned or transferred by Executive.

       7.3    SUCCESSORS; BINDING AGREEMENT.

              (a) In addition to any obligations imposed by law upon any successor to the Employer, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer or that acquires a controlling stock interest in the Employer to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effective date of such succession shall be a breach of this Agreement and shall entitle Executive to compensation and benefits from the Employer under Section 4 in the amount and on the same terms as Executive would be entitled to hereunder if Executive were to terminate Executive's employment for Good Reason.

                              Exhibit H - Page 10

              (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amount is still payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

       7.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

                   If to the Employer:   Southwest Georgia Financial Corporation
                                         Attention:  DeWitt Drew
                                         P.O. Box 3488
                                         Moultrie, GA 31768

                   If to Executive:      Morris I. Bryant
                                         408 W. Bryant Drive
                                         Sylvester, Georgia 31791

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

       7.5 PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

       7.6 WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

       7.7 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

       7.8 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

                              Exhibit H - Page 11

       7.9    DISPUTES; LEGAL FEES; INDEMNIFICATION.

              (a) DISPUTES. All claims by Executive for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by the Board of Directors. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be provided in writing to Executive within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to Executive for a review of its decision denying a claim and shall further allow Executive to appeal in writing to the Board of Directors a decision of the Board of Directors within sixty
       (60) days after notification by the Board of Directors that Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

              (b) LEGAL FEES. If, in connection with a Change in Control, Executive terminates his employment for Good Reason or if the Employer involuntarily terminates Executive without Cause, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Employer shall promptly pay Executive's reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses, experts fees and expenses, investigative fees, and travel expenses. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

              (c) INDEMNIFICATION. During the Term of this Agreement and after Executive's termination, the Employer shall indemnify Executive and hold Executive harmless from and against any claim, performance as an officer, director or employee of the Employer or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the Employer's request, in each case to the maximum extent permitted by law and under the Employer's Articles of Incorporation and Bylaws (the "Governing Documents"), provided that in no event shall the protection afforded to Executive hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except from changes mandated by law.

       7.10 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary. Executive affirms that the only consideration for him signing this Agreement is that set forth in Section 4, that no other promise or agreement of any kind has been made to or with him by any person to cause him to execute this Agreement, and that he fully

                              Exhibit H - Page 12
understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

       7.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SOUTHWEST GEORGIA FINANCIAL CORPORATION


                                     By:
                                              ---------------------------------
                                              Name:
                                              Title:





                                     SOUTHWEST GEORGIA BANK


                                     By:
                                              ---------------------------------
                                              Name:
                                              Title:





                                     EMPLOYEE


                                     ------------------------------------------
                                     Morris I. Bryant


                              Exhibit H - Page 13

                                    EXHIBIT I

                        FORM OF ADVISORY BOARD AGREEMENT


Southwest Georgia Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

Ladies and Gentlemen:

       The undersigned is a director of [EITHER OR BOTH] of First Bank Holding Company ("HOLDING COMPANY") and its wholly-owned subsidiary Sylvester Banking Company (the "BANK"). Holding Company has agreed to be merged (the "MERGER") with and into Southwest Georgia Financial Corporation ("SGFC") and Bank has agreed to be merged (the "BANK MERGER") with and into SGFC's wholly-owned subsidiary Southwest Georgia Bank ("SGB") pursuant to that certain Agreement and Plan of Reorganization, dated as of December __, 2003, by and between Holding Company, Bank, SGFC and SGB (the "ACQUISITION AGREEMENT").

       Pursuant to the provisions of Section 8.12 and 9.11 of the Acquisition Agreement, the undersigned has been offered the opportunity to become a SGB advisory board member following the Merger and Bank Merger. For so long as the undersigned serves in such capacity, the undersigned will be paid $6000 per year. As a condition of acceptance of such offer, and subject to the exceptions in the following paragraph, the undersigned hereby agrees that, for a period of three (3) years following consummation of the Merger and Bank Merger (or longer period that the undersigned shall be a SGB advisory board member), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business in any county in Georgia in which SGFC or SGB, following the Merger or Bank Merger, does business or any county contiguous thereto; (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with SGFC or its Affiliates; or (iii) in any individual or representative capacity whatsoever, solicit any depositor or customer of any Affiliate of SGFC to make deposits in or borrow money from or become customers of any other financial institution conducting a Competitive Business. SGFC and SGB will limit the liability of the undersigned incurred in connection with his service on the Advisory Board and indemnify him, both to the full extent allowed by applicable law and SGFC's and SGB's Articles of Incorporation and Bylaws. As used herein, the term "Competitive Business" means the business of providing banking insurance, trust and securities services to individuals and businesses, or any other business in which SGFC or its Affiliates is currently engaged. The term "Affiliate" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by SGFC.

       Notwithstanding the foregoing, in no event shall the undersigned be prevented from being a member of the board of directors or a member of an advisory board of any entity engaged in a Competitive Business if the undersigned was a member of such board (or the corresponding board of the predecessor to such entity) on the date hereof; and in no event shall the undersigned

                               Exhibit I - Page 1
be prevented from continuing as a more than 1% shareholder of any entity engaged in a Competitive Business to the extent of shares owned by the undersigned on the date hereof (and of securities issued with respect to such shares, such as pursuant to a stock split, recapitalization, merger or similar transaction).

       This Advisory Board Agreement is the complete agreement between SGFC and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws provisions.

       This Advisory Board Agreement is executed as of the ___ day of December, 2003.

                                               Very truly yours


                                               ---------------------------------
                                               Name:

Agreed to and accepted as of:
December __, 2003

SOUTHWEST GEORGIA FINANCIAL CORPORATION



By:
   ------------------------------------
         DeWitt Drew
         President


                               Exhibit I - Page 2